UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Soliciting Material Pursuant to §240.14a-12

NORWEGIAN CRUISE LINE HOLDINGS LTD.

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NORWEGIAN CRUISE LINE HOLDINGS LTD. 2018 PROXY STATEMENT

Notice of Annual General Meeting of Shareholders

SEVEN SEAS EXPLORER
Riviera

NCLH

NORWEGIAN CRUISE LINE HOLDINGS LTD.

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2018

To our Shareholders:
Notice is hereby given that the annual general meeting of the shareholders of Norwegian Cruise Line Holdings Ltd. (the “Company”) for 2018 will be held at 9:00 a.m. (Miami time) on Wednesday, June 20, 2018 at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126 (the “Annual General Meeting”), for the following purposes:
1.
To elect the following director nominees to serve as Class II directors on our board of directors (our “Board”) for the terms described in the attached proxy statement (“Proxy Statement”):

1a.
Adam M. Aron;

1b.
Stella David; and

1c.
Mary E. Landry;

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

3.
To ratify (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2018 and (ii) the determination of PwC’s remuneration by the Audit Committee of our Board;

4.
To receive the audited financial statements (together with the auditor’s report) of the Company for the year ended December 31, 2017 pursuant to the provisions of the Bermuda Companies Act 1981, as amended, and the Company’s bye-laws; and

5.
To consider such other business as may properly come before the Annual General Meeting and any postponement or adjournment thereof.

Our Board has fixed the close of business on April 2, 2018 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.
All shareholders are cordially invited to attend the meeting in person. We direct your attention to the accompanying Proxy Statement. Whether or not you plan to attend the meeting in person, you are urged to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual General Meeting. If you attend the meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on June 20, 2018: Our Proxy Statement and our 2017 Annual Report to Shareholders are available electronically at www.nclhltdinvestor.com or at www.proxyvote.com.
By Order of the Board of Directors,
Daniel S. Farkas
Senior Vice President, General Counsel and
Assistant Secretary
April 27, 2018

PROXY SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider before casting your vote. We encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Shareholder Voting Matters

Proposal	Board’s Voting Recommendation	Page Reference	2018 Annual General Meeting of Shareholders Time and date: June 20, 2018 9:00 a.m. (Miami time) Place: Pullman Miami 5800 Blue Lagoon Drive Miami, Florida 33126 Record date: April 2, 2018
1. Election of Class II directors	✓ FOR EACH NOMINEE	18
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers	✓ FOR	53
3. Ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2018 and the determination of PwC’s remuneration by the Audit Committee of the Board of Directors	✓ FOR	55
Board Nominees
Class II
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Adam M. Aron Chief Executive Officer and President of AMC Entertainment Holdings, Inc.	63	2008	No
Stella David Former Chief Executive Officer of William Grant & Sons Limited	55	2017	Yes			✓
Mary E. Landry Former Rear Admiral	61	2018 Candidate	Yes			*

*
Our Board has appointed Ms. Landry to our Nominating and Governance Committee subject to, and effective upon, her election as a director at the Annual General Meeting.

i

Directors Continuing in Office
Class I (Term Expires in 2020)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
David M. Abrams Former Senior Managing Director, Cerberus European Capital Advisors, LLP	51	2014	Yes			✓ Chair
John W. Chidsey Former Chairman and Chief Executive Officer, Burger King Corporation	55	2013	Yes	✓	✓ Chair	*
Russell W. Galbut (Chairperson)◊ Managing Principal, Crescent Heights	65	2015	Yes		✓

*
Our Board has appointed Ms. Landry to our Nominating and Governance Committee, to assume Mr. Chidsey’s seat, subject to, and effective upon, her election as a director at the Annual General Meeting.

◊
Prior to the Annual General Meeting, Mr. Walter L. Revell, who will no longer serve on our Board following the Annual General Meeting, served as our Chairperson of the Board.

Class III (Term Expires in 2019)
Name and Principal Occupation	Age	Director Since	Independent	Committee Membership
				AC	CC	NGC
Steve Martinez Senior Partner and Head of Asia Pacific Private Equity, Apollo Global Management, LLC	49	2008	No
Frank J. Del Rio President and Chief Executive Officer, Norwegian Cruise Line Holdings Ltd.	63	2015	No
Chad A. Leat Former Vice Chairman of Global Banking, Citigroup, Inc.	62	2015	Yes	✓ Chair	✓
Pamela Thomas-Graham Former Chief Marketing and Talent Officer, Credit Suisse Group AG	54	2018	Yes	✓

AC – Audit Committee
CC – Compensation Committee
NGC – Nominating and Governance Committee

Corporate Governance Information
Average Tenure of Board Members1	3.9 years
Number of Current Independent Board Members	7 out of 10
Number of Women on the Board1	3 out of 10
Independent Board Chairperson	Yes
Fully Independent Board Committees	Yes
Independent Directors Meet Regularly in Executive Session	Yes
All Directors Attended at Least 75% of Meetings Held	Yes
Shareholder Ability to Call Special Meetings	Yes
Shareholder Ability to Act by Written Consent	Yes
Majority Voting for Directors	Yes
Board Risk Oversight	Yes
Annual Board and Committee Self-Evaluations	Yes
Code of Conduct for Directors, Officers and Employees	Yes
Annual Vote on Named Executive Officer Compensation	Yes
Share Ownership Requirements for Directors and Executive Officers	Yes
Comprehensive Clawback Policy	Yes
Directors and Senior Officers Permitted to Hedge or Short Sell Company Shares	No
Directors and Senior Officers Permitted to Pledge Company Shares2	No
Poison Pill	No

1.
Assumes Ms. Landry’s election at our Annual General Meeting to succeed Mr. Revell as a member of our Board.

2.
From October 2017 forward.

Executive Compensation

v

NORWEGIAN CRUISE LINE HOLDINGS LTD.
7665 Corporate Center Drive
Miami, Florida 33126

PROXY STATEMENT
FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2018

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by our board of directors (our “Board”) to be used at our annual general meeting for 2018 to be held at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126, on Wednesday, June 20, 2018 at 9:00 a.m. (Miami time), and any adjournments or postponements thereof  (the “Annual General Meeting”). References in this Proxy Statement to “we,” “us,” “our,” “Company” and “NCLH” refer to Norwegian Cruise Line Holdings Ltd.
Proxy materials for the Annual General Meeting, including this Proxy Statement and our 2017 Annual Report to Shareholders, which includes our 2017 financial statements (“2017 Annual Report”), were first made available to shareholders on or about April 27, 2018.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 20, 2018
The Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2017 Annual Report are available on our website at www.nclhltdinvestor.com. The information that appears on our website is not part of, and is not incorporated by reference into, this Proxy Statement. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).
As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of these materials, lowers the costs of our Annual General Meeting and reduces the environmental impact of mailing printed copies. On or about April 27, 2018, we mailed to each of our shareholders, other than those who previously requested electronic or paper delivery, a Notice of Internet Availability containing instructions on how to access and review the proxy materials, including the Notice of Annual General Meeting of Shareholders, this Proxy Statement and our 2017 Annual Report, on the Internet. The Notice of Internet Availability also contains instructions on how to receive a paper copy of the proxy materials and a proxy card or voting instruction form. If you received a Notice of Internet Availability by mail or our proxy materials by e-mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials on our website at www.nclhltdinvestor.com or at www.proxyvote.com.
GENERAL INFORMATION
Who May Vote
Each ordinary share of our Company, par value $0.001 per share (the “ordinary shares”), outstanding as of the close of business on April 2, 2018 (the “record date”) is entitled to one vote at the Annual General Meeting. At the close of business on April 2, 2018, 224,675,474 of our ordinary shares were outstanding and entitled to vote. The ordinary shares are our only outstanding class of equity securities that are entitled to vote at the Annual General Meeting. Our bye-laws provide that no one person or group of related persons, other than certain of the Apollo Holders, the TPG Viking Funds and Genting HK (each as defined herein), may own, or be deemed to own, more than 4.9% of our ordinary shares, whether measured by vote, value or number, unless such ownership is approved by our Board (the “4.9% limit”). Any outstanding shares held in excess of the 4.9% limit will be transferred to and held in a trust. The trustee will be entitled to vote the excess shares on behalf of the beneficiary. See “Item 1—Business—Taxation—U.S. Income Taxation—Exemption of International Shipping Income under Section 883 of the Code” in our 2017 Annual Report for further information.

You may vote all of the ordinary shares owned by you as of the close of business on the record date. These ordinary shares include ordinary shares that are (1) held of record directly in your name and (2) held for you as the beneficial owner through a broker, bank, or other nominee. There are some distinctions between ordinary shares held of record and ordinary shares owned beneficially as described herein.
Ordinary Shares Held of Record
If your ordinary shares are registered directly in your name with our Company or our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the shareholder of record with respect to those ordinary shares, and the proxy materials were sent directly to you by us. If you previously requested to receive printed proxy materials, we have sent a proxy card for you to use. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual General Meeting. See “How to Vote” below.
Ordinary Shares Owned Beneficially
If your ordinary shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of ordinary shares held in “street name,” and the proxy materials were forwarded to you by your broker, bank or other nominee. If you previously requested to receive printed proxy materials, your broker, bank or other nominee has sent a voting instruction form that you may use. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual General Meeting. See “How to Vote” below.
Requirements to Attend the Annual General Meeting
You are invited to attend the Annual General Meeting if you are a shareholder of record or a beneficial owner as of the record date, or you hold a valid legal proxy for the Annual General Meeting. If you are a shareholder of record, you must present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification will be verified against the list of shareholders as of the record date for admission to the Annual General Meeting. If you hold your ordinary shares through a broker, bank or other nominee, you will need to provide proof of beneficial ownership by bringing either a copy of the Notice of Internet Availability or voting instruction form provided to you by your broker, bank or other nominee, a copy of your brokerage statement showing your ordinary share ownership as of the record date, or other similar evidence of ownership as of the record date, as well as a government-issued photo identification, such as a valid driver’s license. The name on your photo identification and your proof of ownership must match. If you hold a valid legal proxy to vote a shareholder’s ordinary shares at the Annual General Meeting, you will also be asked to present a government-issued photo identification, such as a valid driver’s license, and the name on your photo identification and legal proxy must match for admission to the Annual General Meeting.
Please note that cameras, sound or video recording equipment, smartphones or other similar equipment, electronic devices, large bags, briefcases or packages may not be allowed (or their use may be restricted) in the meeting room. Security measures at the Annual General Meeting may also include bag searches and hand-wand searches.
How to Vote
Voting in Person
Ordinary shares held in your name as the shareholder of record may be voted in person at the Annual General Meeting. Ordinary shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual General Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares in person at the meeting. Even if you plan to attend the Annual General Meeting, we recommend that you also vote your ordinary shares as described below so that your vote will be counted if you later decide not to attend the meeting.

Voting Without Attending the Annual General Meeting
Whether you hold shares directly as a shareholder of record or beneficially in street name, you may vote your ordinary shares without attending the Annual General Meeting. You may vote by granting a proxy or, for ordinary shares held in street name, by submitting voting instructions to your broker, bank or nominee. You may also submit a proxy or voting instructions by telephone or using the Internet as outlined on your Notice of Internet Availability, proxy card or voting instruction form. Please see your Notice of Internet Availability, proxy card or the information your bank, broker, or other nominee provided to you for more information on these options. Votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card or voting instruction form.
Deadline for Voting
If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Daylight Time on June 19, 2018 in order for your ordinary shares to be voted at the Annual General Meeting. However, if you are a shareholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual General Meeting in order for your ordinary shares to be voted at the Annual General Meeting. If you hold your ordinary shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.
How Your Shares Will Be Voted
Our Board has appointed Ms. Faye Ashby and Mr. Howard Flanders to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy but do not specify your voting choice on one or more of the items listed in the accompanying Notice of Annual General Meeting of Shareholders, your shares will be voted as follows:
•
FOR the election of each of the three nominees for Class II director named below (Items 1a to 1c of Proposal No. 1);

•
FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (Proposal No. 2); and

•
FOR the ratification of   (i) the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm and (ii) the determination of PwC’s remuneration by the Audit Committee of our Board (Proposal No. 3).

If you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your ordinary shares in its discretion on routine matters. However, a broker cannot vote ordinary shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. The proposal to ratify the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2018 and our Audit Committee’s determination of PwC’s remuneration (Proposal No. 3) is considered routine under applicable rules, while each of the other items to be submitted for a vote of shareholders at the Annual General Meeting is considered non-routine. Accordingly, if you hold your ordinary shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your ordinary shares on Proposal No. 3, but will not be permitted to vote your ordinary shares on any of the other items at the Annual General Meeting. If your broker exercises this discretion, your ordinary shares will be counted as present for the purpose of determining the presence of a quorum at the Annual General Meeting and will be voted on Proposal No. 3 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual General Meeting. Broker non-votes will not be counted as a vote cast with respect to these other items and therefore will not be counted in determining the outcome of the items.

Matters to be Presented
We are not aware of any matters to be presented for a vote at the Annual General Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your ordinary shares in accordance with their judgment.
Quorum
A quorum refers to the number of persons that must be in attendance at an annual general meeting of shareholders and the percentage of the total issued voting shares that must be represented at such meeting in order to lawfully conduct business. The presence of two or more persons, present in person or by proxy, holding in excess of 50% of the total issued ordinary shares entitled to vote will form a quorum for the transaction of business at the Annual General Meeting. Shares represented by properly submitted proxies that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the persons present or represented by proxy at the Annual General Meeting constitute the holders of less than a majority of the outstanding ordinary shares entitled to vote as of the record date, the chairperson of the Annual General Meeting may adjourn the meeting to a subsequent date for the purpose of obtaining a quorum.
Vote Necessary to Approve Proposals
The following summary describes the vote required to approve each of the proposals at the Annual General Meeting assuming a quorum has been established for the transaction of business at the meeting.
Election of Class II Directors (Proposal No. 1).   Pursuant to our bye-laws, each director nominee receiving an affirmative majority of the votes cast with respect to his or her election will be elected as a Class II director. The majority voting standard does not apply, however, where the number of persons validly proposed for election as a director is greater than the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of votes, up to the total number of directors to be elected at the meeting, will be elected.
At the Annual General Meeting, the number of director nominees validly proposed for election as a Class II director equals the number of directors to be elected. Therefore, in accordance with the majority voting standard, director nominees will be elected at the Annual General Meeting by an affirmative majority of the votes cast. Shareholders are not permitted to cumulate their shares for the purpose of electing directors.
For purposes of this proposal, abstentions and broker non-votes are not counted as votes cast and therefore will not be counted in determining the outcome of the election of directors.
All Other Proposals (Proposals No. 2 and 3).   Pursuant to our bye-laws, the affirmative vote of a majority of the votes cast on the proposal at the meeting is required to approve each of Proposal No. 2 (advisory approval of the compensation of our named executive officers) and Proposal No. 3 (ratification of the appointment of PwC as our independent registered public accounting firm and the Audit Committee’s determination of PwC’s remuneration). Notwithstanding this vote standard required by our bye-laws, Proposal No. 2 and Proposal No. 3 are advisory in nature and therefore not binding on our Company. Our Board will consider the outcome of the vote on each of these items in considering what action, if any, should be taken in response to the vote by shareholders. For purposes of these proposals, abstentions and broker non-votes, if any, are not counted as votes cast and therefore will not be counted in determining the outcome of any of these proposals.
Prior to the Annual General Meeting, we will select two or more inspectors of election for the meeting. Such inspectors will determine the number of ordinary shares represented at the Annual General Meeting, the existence of a quorum and the validity and effect of proxies. They will also receive and tabulate ballots and votes and determine the results thereof.

Revoking a Proxy
If you are a shareholder of record, you may revoke your proxy at any time before the Annual General Meeting by delivering a written notice of revocation to our General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126, prior to the Annual General Meeting, by submitting a later-dated proxy via the Internet, by telephone or by mail by the deadline specified on the Notice of Internet Availability or proxy card (only your latest proxy submitted prior to the Annual General Meeting will be counted), or by attending the Annual General Meeting and voting in person. If your shares are held in street name through a bank, broker or other nominee, you may change any previous voting instructions by submitting new voting instructions to the bank, broker or nominee holding your shares by the deadline specified on the Notice of Internet Availability or voting instruction form or by attending the Annual General Meeting and voting in person if you have obtained a legal proxy from the bank, broker or nominee giving you the right to vote the shares at the Annual General Meeting. Attendance at the Annual General Meeting will not by itself constitute a revocation of any proxy or voting instructions.
Presentation of Financial Statements
In accordance with the Bermuda Companies Act 1981, as amended, and bye-law 78 of our Company, our Company’s audited financial statements for the year ended December 31, 2017 will be presented at the Annual General Meeting. Our Board has approved these statements. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the meeting.
Terms Used in this Proxy Statement
Unless otherwise indicated or the context otherwise requires, references in this Proxy Statement to (i) “Apollo” refers to Apollo Global Management, LLC and its subsidiaries and the “Apollo Holders” refers to one or more of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AAA Guarantor—Co-Invest VI (B), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P., Apollo Management VII, L.P. and NCL Athene LLC, (ii) “TPG” refers to TPG Global, LLC and its affiliates and the “TPG Viking Funds” refers to one or more of TPG Viking, L.P., TPG Viking AIV I, L.P., TPG Viking AIV II, L.P., and TPG Viking AIV III, L.P. and/or certain other affiliated investment funds, each an affiliate of TPG, (iii) “Genting HK” refers to Genting Hong Kong Limited and/or its affiliates (Genting HK owns our ordinary shares indirectly through Star NCLC Holdings Ltd. (“Star NCLC”), its wholly owned subsidiary), (iv) “Sponsor(s)” refers to the Apollo Holders and/or Genting HK and/or prior to September 2017, the TPG Viking Funds, (v) the “Shareholders’ Agreement” refers to the amended and restated shareholders’ agreement, dated as of January 24, 2013, as further amended on November 19, 2014, among NCLH, Star NCLC, Genting HK, the Apollo Holders and the TPG Viking Funds, (vi) “Prestige” refers to Prestige Cruises International S. de R.L. (formerly Prestige Cruises International, Inc.) and its consolidated subsidiaries (including its direct, wholly owned subsidiary, Prestige Cruise Holdings S. de R.L. (formerly Prestige Cruise Holdings, Inc.)), (vii) “Acquisition” refers to our acquisition of Prestige in November 2014, (viii) “Norwegian” refers to the Norwegian Cruise Line brand, (ix) “Oceania Cruises” refers to the Oceania Cruises brand and (x) and “Regent” refers to the Regent Seven Seas Cruises brand.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent our Board’s current views with respect to selected corporate governance issues considered to be of significance to our shareholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition, director qualifications and diversity considerations, director independence, Board committees, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com.
Director Independence
Our Board currently consists of ten members. The Board has affirmatively determined that seven of our ten directors, Mr. Walter L. Revell, who will no longer serve on the Board following the Annual General Meeting, Mr. David M. Abrams, Mr. John W. Chidsey, Mr. Russell W. Galbut, Ms. Stella David, Mr. Chad A. Leat, Ms. Pamela Thomas-Graham, and Ms. Mary E. Landry, who is being nominated as a Class II director at the Annual General Meeting for the first time, are independent under the applicable rules of the New York Stock Exchange (“NYSE”) and the rules and regulations of the SEC. Our Board determined that Mr. Adam M. Aron, Mr. Steve Martinez and Mr. Frank J. Del Rio are not independent. In considering the independence of each director, our Board reviews information provided by each director and considers whether any director has a material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company).
Committees of our Board and Meetings
Our Company is governed by our Board and various committees of our Board that meet throughout the year. The standing committees of our Board include: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The functions of each of these committees are described below. Each committee has adopted a written charter and a copy of each committee charter is posted under “Corporate Governance” on our website at www.nclhltdinvestor.com. In addition to these committees, our Board may, from time to time, authorize additional Board committees to assist the Board in its responsibilities.
Board Meeting Attendance
During 2017, there were four regular meetings of our Board and one special telephonic Board meeting to approve our budget, four meetings of our Audit Committee, five meetings of our Compensation Committee and two meetings of our Nominating and Governance Committee. Each of our directors attended at least 75% of the aggregate of all meetings of our Board and of any committees on which he or she served during 2017. Pursuant to our Corporate Governance Guidelines, in addition to regularly scheduled Board meetings, during 2017, our independent directors held four regularly scheduled executive sessions without the presence of Company management. Our Chairperson of the Board presides at such executive sessions.
We do not have a formal policy regarding Board member attendance at the annual general meeting of shareholders. Eight of our then-current directors attended the annual general meeting of shareholders in 2017 in person or telephonically.
Audit Committee
Our Audit Committee currently consists of Mr. Chad A. Leat (Chairperson), Mr. Walter L. Revell, Mr. John W. Chidsey and Ms. Pamela Thomas-Graham. Mr. Walter L. Revell will no longer serve on our Audit Committee following the Annual General Meeting. Our Board has determined that each of Messrs. Leat, Revell and Chidsey and Ms. Thomas-Graham qualify as an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K. Mr. Leat’s, Mr. Revell’s, Mr. Chidsey’s and

Ms. Thomas-Graham’s biographies are each set forth under “Proposal 1—Election of Directors” below. Each of Messrs. Leat, Revell, and Chidsey and Ms. Thomas-Graham are independent as independence is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and under the applicable rules of the NYSE.
The principal duties and responsibilities of our Audit Committee are as follows:
•
to oversee and monitor the integrity of our financial statements;

•
to monitor our financial reporting process and internal control system;

•
to appoint our independent registered public accounting firm from time to time, determine its compensation and other terms of engagement and oversee its work;

•
to oversee the performance of our internal audit function; and

•
to oversee our compliance with legal, ethical and regulatory matters.

Our Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
Compensation Committee
Our Compensation Committee currently consists of Mr. John W. Chidsey (Chairperson), Mr. Chad A. Leat and Mr. Russell W. Galbut. Each of the current members of our Compensation Committee is an independent director under applicable NYSE rules and satisfies the additional independence requirements specific to Compensation Committee membership under the NYSE listing standards.
The principal duties and responsibilities of our Compensation Committee are as follows:
•
to provide oversight of the planning, design and implementation of our Company’s overall compensation and benefits strategies and to approve (or recommend that our Board approve) changes to our executive compensation plans, incentive compensation plans, equity-based plans and benefits plans;

•
to establish and administer incentive compensation, benefit and equity-related plans;

•
to establish corporate goals, objectives, salaries, incentives and other forms of compensation for our President and Chief Executive Officer and our other executive officers;

•
to provide oversight of and review the performance of our President and Chief Executive Officer and other executive officers; and

•
to review and make recommendations to our Board with respect to the compensation and benefits of our non-employee directors.

Our Compensation Committee is also responsible for reviewing the Compensation Discussion and Analysis included in this Proxy Statement and for preparing the Compensation Committee Report included in this Proxy Statement.
Our Compensation Committee takes into account recommendations of our President and Chief Executive Officer in reviewing and determining the compensation, including equity awards, of our executive officers, other than our President and Chief Executive Officer. In addition, our Compensation Committee retains the power to appoint and delegate matters to a subcommittee comprised of at least one member of our Compensation Committee. Our Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.
Our Compensation Committee is authorized to retain compensation consultants to assist in the review and analysis of the compensation of our executive officers. As further described under “Executive Compensation—Compensation Discussion and Analysis” below, our Compensation Committee engaged Compensia, Inc. (“Compensia”) during the beginning of 2017 and in May 2017 engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as a new compensation consultant to replace Compensia and to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation structures. Our Compensation Committee has assessed the independence of each of Compensia and FW Cook and concluded that its respective engagements of Compensia and FW Cook do not raise any conflict of interest.
Nominating and Governance Committee
Our Nominating and Governance Committee currently consists of Mr. David M. Abrams (Chairperson), Mr. John W. Chidsey and Ms. Stella David. In addition, our Board has appointed Ms. Landry to our Nominating and Governance Committee, to assume Mr. Chidsey’s seat, subject to, and effective upon, her election as a Class II director at the Annual General Meeting. Each of the current members and proposed members of our Nominating and Governance Committee is an independent director under applicable NYSE rules.
The principal duties and responsibilities of our Nominating and Governance Committee are as follows:
•
to make recommendations to our Board regarding the size and composition of our Board and its committees, establish criteria for our Board and committee membership and recommend to our Board qualified individuals to become members of our Board;

•
to advise and make recommendations to our Board regarding proposals submitted by our shareholders;

•
to oversee the evaluation of our Board, its committees and management;

•
to make recommendations to our Board regarding management succession; and

•
to make recommendations to our Board regarding our Board’s governance matters and practices.

The Nomination Process
At an appropriate time prior to each annual general meeting of shareholders at which directors are to be elected, our Nominating and Governance Committee recommends to our Board for nomination by our Board such candidates as our Nominating and Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In addition, our Nominating and Governance Committee recommends candidates to serve on our Board at other times during the year, as needed.
As set forth in our Corporate Governance Guidelines, our Nominating and Governance Committee seeks to elect directors who: (1) understand elements relevant to the success of a publicly traded company, (2) understand our business and (3) have a strong educational and professional background. In selecting director nominees for membership on our Board, our Nominating and Governance Committee may also consider the individual’s independence, character, ability to exercise sound judgment and demonstrated leadership skills. Our Nominating and Governance Committee evaluates the composition of our Board to ensure that our Board encompasses a broad range of skills, expertise, industry knowledge and diversity of background and experience. In the beginning of 2017, our Board formalized its commitment to seeking out women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each search for new directors in our Company’s revised Corporate Governance Guidelines. If Ms. Mary E. Landry is elected to our Board at the Annual General Meeting, 30% of the members of our Board will be women and 60% of the members of our Board will be diverse.

From time to time, our Nominating and Governance Committee may engage a third-party search firm to assist it in identifying candidates for our Board. For example, our Nominating and Governance Committee retained a search firm to identify Ms. Mary E. Landry as a director candidate. Our Nominating and Governance Committee will identify and consider candidates suggested by outside directors, management and/or shareholders and evaluate them in accordance with its established criteria.
Director candidates recommended by shareholders will be considered in the same manner as recommendations received from other sources. If a shareholder desires to recommend a director candidate for consideration by our Nominating and Governance Committee, recommendations should be sent in writing to the General Counsel and Assistant Secretary, Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive Miami, Florida 33126, together with appropriate biographical information concerning each proposed director candidate. Our Nominating and Governance Committee may request additional information concerning the director candidate as it deems reasonably necessary to determine the eligibility and qualification of the director candidate to serve as a member of our Board. Shareholders who are recommending candidates for consideration by our Board in connection with the next annual general meeting of shareholders should submit their written recommendation no later than January 1 of the year of that meeting.
Board Leadership Structure
Our Board believes its current leadership structure best serves the objectives of our Board’s oversight of management, our Board’s ability to carry out its roles and responsibilities on behalf of our shareholders, and our overall corporate governance. As summarized in the table below, our Board and each of its committees are currently led by independent directors, with our President and Chief Executive Officer separately serving as a member of our Board. Our Board believes that participation of our President and Chief Executive Officer as a director, while keeping the roles of President and Chief Executive Officer and Chairperson of the Board separate, provides the proper balance between independence and management participation at this time. By having a separate Chairperson of the Board, we maintain an independent perspective on our business affairs, and at the same time, through the President and Chief Executive Officer’s participation as a director, our Board receives valuable experience regarding our business and maintains a strong link between management and our Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.

Following the conclusion of our Annual General Meeting, the leadership structure of our Board will consist of:
Name	Title
Frank J. Del Rio	President, Chief Executive Officer and Director
Russell W. Galbut	Chairperson of the Board
Chad A. Leat	Chairperson of the Audit Committee
John W. Chidsey	Chairperson of the Compensation Committee
David M. Abrams	Chairperson of the Nominating and Governance Committee
Prior to the Annual General Meeting, Mr. Walter L. Revell, who will no longer serve on our Board following the Annual General Meeting, served as our Chairperson of the Board.
Our Board periodically reviews the leadership structure of our Board and may make changes in the future.
Board Role in Risk Oversight
One of the principal functions of our Board is to provide oversight concerning the assessment and management of risk related to our business. Our Board is involved in risk oversight through its approval authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing us, implementing appropriate risk management strategies and ensuring the information with respect to material risks is shared with our Board or the appropriate committee of our Board. In connection with this responsibility, members of management provide regular reports to our Board, or the appropriate Board committee, regarding business operations and strategic planning, financial planning and budgeting, cybersecurity and regulatory matters, including any material risk to us relating to such matters.
Our Board uses its committees to assist in their risk oversight function as follows:
•
Our Audit Committee is responsible for oversight of our financial controls and compliance activities. Our Audit Committee also oversees management’s process of identifying areas of major risk exposure facing us, including operation and cybersecurity risks, and the steps management has taken to monitor and control those risk exposures. Our Audit Committee receives regular reports from our Vice President of Internal Audit to provide our Audit Committee with a risk-based approach to overseeing our business.

•
Our Compensation Committee is responsible for oversight of risks associated with our compensation programs and oversees compliance with our Share Ownership Guidelines and our “clawback” policy.

•
Our Nominating and Governance Committee is responsible for oversight of risk associated with Board processes, corporate governance, management succession, corporate social responsibility and sustainability.

As needed at regular meetings of our Board, the committee members report to the full Board regarding matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our President and Chief Executive Officer, Executive Vice President and Interim Chief Financial Officer and Senior Vice President, General Counsel and Assistant Secretary regularly attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Our Board believes that the structure and assigned responsibilities described above provide the appropriate focus, oversight and communication of key risks we face. Our Board also believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our Board’s leadership structure described under “—Board Leadership Structure” above.

Succession Planning
Our Board, Nominating and Governance Committee and President and Chief Executive Officer engage in a planning process to identify, evaluate, and select potential successors for our President and Chief Executive Officer and other members of senior management. Members of management are also regularly invited to make presentations at Board and committee meetings and meet with directors in informal settings to allow our directors to form a more complete understanding of our executives’ skills and character.
Family Relationships
There are no family relationships between or among any of our executive officers and directors or director nominees.
Policy Against Hedging, Short Sales and Pledging
We have an insider trading policy, which, among other things, prohibits our senior officers and the members of our Board from engaging in any speculative transactions or in transactions that attempt to hedge or offset any decrease in the market value of our securities. Additionally, our insider trading policy prohibits senior officers, including our NEOs (as defined under “Compensation Discussion and Analysis”), and directors from engaging in short sales of our securities or engaging in transactions involving Company-based derivative securities.
In October 2017, our Board adopted a policy that prohibits senior officers and members of our Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. Arrangements for pledges of Company securities that were in place prior to October 2017 are excluded from this prohibition.
Clawback Policy
Our Board or Compensation Committee may, if permitted by law, require the reimbursement or cancellation of all or a portion of any equity awards or cash incentive payments to any current or former employee, including our NEOs, who received such incentive awards or payments if: (1) such employee received a payment of incentive compensation that was predicated upon the achievement of specified financial results that were the subject of a subsequent accounting restatement due to material non-compliance with any financial reporting requirement, or (2) such employee engaged in misconduct including certain violations of our Code of Ethical Business Conduct or breaches of any confidentiality, non-competition, or non-solicitation agreements such employee has entered into with us.
Code of Ethical Business Conduct
We have adopted a Code of Ethical Business Conduct that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, and our directors. These standards are designed to deter wrongdoing and to promote honest and ethical conduct. The Code of Ethical Business Conduct is posted on our website, www.nclhltdinvestor.com, under “Corporate Governance.” We intend to disclose waivers from, and amendments to, our Code of Ethical Business Conduct that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions, by posting such information on our website, www.nclhltdinvestor.com, to the extent required by applicable rules of the NYSE and rules and regulations of the SEC.

Contacting Members of our Board
Shareholders and other interested parties may send written communications to our Board or to specified individuals on our Board, including the Chairperson of our Board or all independent directors as a group, c/o Norwegian Cruise Line Holdings Ltd.’s General Counsel and Assistant Secretary at 7665 Corporate Center Drive, Miami, Florida 33126. All mail received will be opened and communications from verified shareholders that relate to matters that are within the scope of the responsibilities of our Board, other than solicitations, junk mail and frivolous or inappropriate communications, will be forwarded to the Chairperson of our Board or any specified individual director or group of directors, as applicable. If the correspondence is addressed to our Board, the Chairperson will distribute it to our other Board members if he determines it is appropriate for our full Board to review.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth information regarding the beneficial ownership of our equity securities as of April 2, 2018 (except where another date is indicated) by:
•
each person that is known by us to be a beneficial owner of more than 5% of our outstanding equity securities;

•
each of our Named Executive Officers (as defined under “Compensation Discussion and Analysis”);

•
each of our current directors and director nominees; and

•
all current directors and current executive officers as a group.

Pursuant to the Shareholders’ Agreement, Genting HK granted to the Apollo Holders the right to vote our ordinary shares held by affiliates of Genting HK. We refer you to “Certain Relationships and Related Party Transactions” for more details on our relationship with our Sponsors and the Shareholders’ Agreement.
There were 224,675,474 ordinary shares issued and outstanding as of April 2, 2018.
The amounts and percentages of our ordinary shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities (including as further described in the footnotes to the following table). Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. Except as otherwise indicated in the footnotes below, as provided in the Shareholders’ Agreement described below and as subject to applicable community property laws, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated ordinary shares. Unless indicated otherwise, the address of each individual listed in the table is c/o Norwegian Cruise Line Holdings Ltd., 7665 Corporate Center Drive, Miami, Florida 33126.
	Ordinary Shares Beneficially Owned
Name and Address (1)	Number	Percent
T. Rowe Price Associates, Inc.(2)	22,903,825	10.19%
The Vanguard Group(3)	17,978,801	8.0%
Apollo Holders(4)	15,728,782	7.0%
Capital International Investors(5)	12,892,243	5.74%
Star NCLC(6)	3,148,307	1.4%
Steve Martinez(7)	—	—
Adam M. Aron	3,905	*
David M. Abrams	9,479	*
John W. Chidsey	17,424	*
Walter L. Revell	17,742	*
Stella David	5,258	*
Chad A. Leat	14,137	*
Russell W. Galbut(8)	426,635	*
Pamela Thomas-Graham	—	—
Mary E. Landry	—	—

	Ordinary Shares Beneficially Owned
Name and Address (1)	Number	Percent
Frank J. Del Rio(9)	657,214	*
Wendy A. Beck(10)	656,819	*
Jason Montague(11)	160,949	*
Andrew Stuart(12)	560,167	*
T. Robin Lindsay(13)	129,043	*
All current directors and current executive officers as a group (18 persons)(14)	2,410,978	1.07%

*
Indicates less than one percent.

(1)
This table is based on information supplied to us by our executive officers, directors and principal shareholders or included in Schedules 13D and 13G filed with the SEC.

(2)
The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202. Of the amount reported as beneficially owned, T. Rowe Price Associates, Inc. has sole voting power over 7,588,801 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 22,903,825 ordinary shares. The foregoing information is as of December 31, 2017 and is based solely on a Schedule 13G/A (Amendment No. 4) filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2018.

(3)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Of the amount reported as beneficially owned, The Vanguard Group has sole voting power over 250,101 ordinary shares, shared voting power over 39,730 ordinary shares, sole dispositive power over 17,696,902 ordinary shares and shared dispositive power over 281,899 ordinary shares. The foregoing information is as of December 31, 2017 and is based solely on a Schedule 13G/A (Amendment No. 1) filed by The Vanguard Group with the SEC on February 8, 2018.

(4)
Represents ordinary shares held of record by the Apollo Holders (NCL Athene LLC, AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AAA Guarantor—Co-Invest VII, L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Alternative Assets, L.P., Apollo Management VI, L.P. and Apollo Management VII, L.P.). Under the terms of the Shareholders’ Agreement, the Apollo Holders have the right to vote the 3,148,307 ordinary shares of our Company held by affiliates of Genting HK (including Star NCLC), in connection with transactions that require the vote of our shareholders. Athene Asset Management, L.P. serves as the investment manager to the Class A members of NCL Athene LLC. The Apollo affiliate that serves as the general partner of Athene Asset Management, L.P., is an affiliate of Apollo Capital Management, L.P., which is an affiliate of Apollo Management Holdings, L.P. The Apollo affiliate that serves as the general partner or managing general partner of each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI. L.P., Apollo Overseas Partners VI, L.P. and Apollo Overseas Partners (Germany) VI. L.P. is an affiliate of Apollo Principal Holdings I, L.P. Apollo Principal Holdings I GP, LLC is the general partner of Apollo Principal Holdings I, L.P. The Apollo affiliate that serves as the general partner of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P. and AIF VI Euro Holdings, L.P., and the Apollo affiliate that serves as the general partner of AIF VII Euro Holdings, L.P., are each an affiliate of Apollo Principal Holdings III, L.P. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III, L.P. Apollo Alternative Assets, L.P., which is also an affiliate of Apollo Management Holdings, L.P., provides management services to the Class B member of NCL Athene LLC and to the Apollo affiliate that serves as the general partner of AAA Guarantor—Co-Invest VII, L.P. Apollo Management VI, L.P., which serves as the manager of each of AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P.,

Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P. and AIF VI Euro Holdings, L.P., and Apollo Management VII, L.P., which serves as the manager of AIF VII Euro Holdings, L.P., are also each affiliates of Apollo Management Holdings, L.P. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P. Leon Black, Joshua Harris and Marc Rowan are the managers of Apollo Principal Holdings I GP, LLC, the managers, as well as executive officers, of Apollo Management Holdings GP, LLC, and the directors of Apollo Principal Holdings III GP, Ltd. and as such may be deemed to have voting and dispositive control over our ordinary shares that are held by the Apollo Holders. The address for NCL Athene LLC is 96 Pitts Bay Road, Pembroke, Bermuda HM08. The address for each of Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Alternative Assets, L.P., Apollo Principal Holdings I, L.P. and Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address for each of Athene Asset Management, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., AIF VI NCL (AIV), L.P., AIF VI NCL (AIV II), L.P., AIF VI NCL (AIV III), L.P., AIF VI NCL (AIV IV), L.P., AIF VI Euro Holdings, L.P., AIF VII Euro Holdings, L.P., Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands. The address for AAA Guarantor—Co-Invest VII, L.P. is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands. The address for Apollo Capital Management, L.P., Apollo Management VI, L.P., Apollo Management VII, L.P., Apollo Management Holdings, L.P. and Apollo Management Holdings GP, LLC, and for Messrs. Black, Harris and Rowan, is 9 W. 57th Street, 43rd Floor, New York, New York 10019.
(5)
The address of Capital International Investors, a division of Capital Research and Management Company, is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, California 90025. Of the amount reported as beneficially owned, Capital International Investors has sole voting power over 12,040,441 ordinary shares, shared voting power over no ordinary shares and sole dispositive power over all 12,892,243 ordinary shares. Capital International Investors disclaims beneficial ownership of all of such ordinary shares. The foregoing information is as of December 29, 2017 and is based solely on a Schedule 13G/A (Amendment No. 1) filed by Capital International Investors with the SEC on February 14, 2018.

(6)
Star NCLC, a Bermuda company, is a wholly owned subsidiary of Genting HK. Genting HK owns our ordinary shares indirectly through Star NCLC. The address of each of Genting HK and Star NCLC is c/o Suite 1501, Ocean Centre, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong SAR. As of April 2, 2018, the principal shareholder of Genting HK is:

Percentage Ownership in Genting HK
Golden Hope Limited (“GHL”)(a)	70.8%

(a)
GHL is a company incorporated in the Isle of Man acting as trustee of the Golden Hope Unit Trust, a private unit trust which is held directly and indirectly by First Names Trust Company (Isle of Man) Limited, as trustee of a discretionary trust, the beneficiaries of which are Tan Sri Lim Kok Thay and certain members of his family.

(7)
Mr. Martinez is affiliated with Apollo as a senior partner of Apollo Management, L.P. Mr. Martinez disclaims beneficial ownership of any of our ordinary shares that are beneficially owned by any of the Apollo Holders or Apollo’s other affiliates. The address of Mr. Martinez is c/o Apollo Management, L.P., 9 West 57th Street, 43rd floor, New York, New York 10019.

(8)
Includes 389,917 ordinary shares held indirectly through RonRuss Partners, Ltd.

(9)
Reflects our ordinary shares and 427,083 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018. Includes 40,160 shares held indirectly through Breeze Hill Investments, LLC, 17,912 shares held indirectly through GCO Management, LLC, which is owned by a family trust, and 27,875 shares owned indirectly by a family trust. Mr. Del Rio has shared voting and investment power over the shares held through Breeze Hill Investments, LLC.

(10)
Reflects our ordinary shares and 382,295 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018. Includes 1,200 ordinary shares held by Ms. Beck’s children for which she serves as custodian. 216,535 ordinary shares are pledged to secure a line of credit pursuant to a pledge entered into prior to October 2017. Ms. Beck’s beneficial ownership amount is based on information in the most recent Form 4 Ms. Beck filed with the SEC regarding our shares (dated March 5, 2018), adjusted to give effect to subsequent transactions through April 2, 2018, of which we are aware, in connection with employment-related equity awards.

(11)
Reflects our ordinary shares and 133,333 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018.

(12)
Reflects our ordinary shares and 270,551 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018. 270,800 ordinary shares are pledged to secure a line of credit pursuant to a pledge entered into prior to October 2017.

(13)
Reflects our ordinary shares and 58,333 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018.

(14)
Reflects our ordinary shares and 1,185,611 ordinary shares issuable upon the exercise of options that are exercisable on or within 60 days of April 2, 2018 that are held collectively by our current directors and current executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the members of our Board, our executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of our equity securities. These persons are required by SEC regulations to furnish us with copies of all of these reports that they file. To our knowledge, based solely on our review of the copies of such reports, including any amendments thereto, furnished to us and written responses to annual directors’ and officers’ questionnaires that no other reports were required, all Section 16(a) reports required to be filed during 2017 were timely filed.

PROPOSAL 1 — ELECTION OF DIRECTORS
General
In accordance with our bye-laws, the number of directors comprising our Board will be determined from time to time by resolution of our Board, provided that there shall be at least seven but no more than eleven directors. Our Board currently consists of ten directors. Under our bye-laws, our Board is divided into three classes, each of whose members serve for staggered three-year terms. Information as to the directors currently comprising each class of directors, their independence and the current expiration date of the term of each class of directors is set forth in the following table:
Class	Directors Comprising Class (1)	Current Term Expiration Date
Class I	David M. Abrams ♦ John W. Chidsey ♦ Russell W. Galbut ♦	2020 Annual General Meeting
Class II	Adam M. Aron Stella David ♦ Walter L. Revell(2) ♦	2018 Annual General Meeting
Class III	Steve Martinez Frank J. Del Rio Chad A. Leat ♦ Pamela Thomas-Graham ♦	2019 Annual General Meeting

(1)
Messrs. Abrams, Chidsey, Aron, and Martinez were originally appointees of the Apollo Holders. Mr. Revell was originally an appointee of Genting HK. Mr. Del Rio was appointed to our Board in accordance with his amended employment agreement.

(2)
Mr. Revell will no longer serve on the Board following the Annual General Meeting. If elected at the Annual General Meeting, Ms. Mary E. Landry will take Mr. Revell’s seat on the Board and will be a Class II director.

♦
Indicates independence.

Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. A director appointed by our Board to fill a vacancy (including a vacancy created by an increase in the size of our Board) will serve for the remainder of the term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. At any meeting of our Board, except as otherwise required by law, our bye-laws provide that a majority of the total number of directors then in office will constitute a quorum for all purposes.
As discussed in greater detail under “Corporate Governance—Director Independence,” our Board has determined that seven of the current members of our Board and Ms. Landry, who is being nominated as a director for election at the Annual General Meeting, are independent directors within the meaning of the listing standards of the NYSE.
At the Annual General Meeting, three directors will be elected to our Board as Class II directors. Our Nominating and Governance Committee recommended, and our Board nominated, each of Mr. Adam Aron, Ms. Stella David and Ms. Mary E. Landry as nominees for election as Class II members of our Board at the Annual General Meeting. If elected, each of the nominees will serve until our 2021 annual general meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
If any of the nominees becomes unable or unwilling for good cause to serve if elected, shares represented by validly delivered proxies will be voted for the election of a substitute nominee designated by our Board or our Board may determine to reduce the size of our Board. Each person nominated for election has consented to be named in this Proxy Statement and agreed to serve if elected.

Directors Standing for Election
Set forth below is biographical information for the nominees as well as the key attributes, experience and skills that our Board believes each nominee brings to our Board.
Adam M. Aron, age 63, became a director of our Company in January 2008. In January 2016, Mr. Aron became the Chief Executive Officer and President and a director of AMC Entertainment Holdings, Inc. Mr. Aron also served as Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc., on an interim basis, from February 2015 until December 2015. Since 2006, he has been Chairman and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy for matters related to travel and tourism, high-end real estate development and professional sports and which sometimes has acted in partnership with Apollo. Mr. Aron has previously served as Chief Executive Officer of the Philadelphia 76ers from 2011 to 2013, Chairman of the Board and Chief Executive Officer of Vail Resorts, Inc., from 1996 to 2006, President and Chief Executive Officer of Norwegian Cruise Line, from 1993 to 1996, Senior Vice President of Marketing for United Airlines, from 1990 to 1993, and Senior Vice President-Marketing for Hyatt Hotels Corporation, from 1987 to 1990. Between August 2006 and December 2015, Mr. Aron served on the board of directors of Starwood Hotels and Resorts Worldwide, Inc. and, prior to the Acquisition, served on the board of Prestige. He is a member of the Council on Foreign Relations, and is a former member of the Young Presidents’ Organization and Business Executives for National Security. Mr. Aron received a Master’s of Business Administration degree with Distinction from the Harvard Business School and a Bachelor of Arts degree, cum laude, from Harvard College. Mr. Aron has 38 years of experience managing companies operating in the travel, leisure and entertainment industries and provides our Board with, among other skills, valuable insight and perspective on the travel and leisure operations of our Company. In light of Mr. Aron’s business experience, we believe that it is appropriate for Mr. Aron to serve as a director of our Company.
Stella David, age 55, became a director of our Company in January 2017. She was the Chief Executive Officer of William Grant & Sons Limited, an international spirits company, from August 2009 until March 2016. She was responsible for the significant growth of the business, and in particular their premium and luxury brands, and for leading the company’s expansion into new markets. Prior to that, Ms. David held various positions at Bacardi Ltd. over a fifteen year period, including Senior Vice President and Chief Marketing Officer, from 2005 through 2009 and Chief Executive Officer of the U.K., Irish, Dutch and African business from 1999 to 2004. Ms. David is an experienced independent director having served on the board of Nationwide Building Society, the U.K.’s second largest mortgage and savings provider, from 2003 to 2010. She rejoined Bacardi Limited as a non-executive member of their board of directors in June 2016, and has been an independent, non-executive director of HomeServe Plc and C&J Clark Ltd since November 2010 and March 2012, respectively. Ms. David graduated from Cambridge University with a degree in engineering. In light of Ms. David’s experience running a multi-national corporation and background in marketing, we believe that it is appropriate for Ms. David to serve as a director of our Company. Ms. David was identified for consideration by our Nominating and Governance Committee as a director nominee through a third-party search firm.
Rear Admiral Mary E. Landry, age 61, is standing for election to the Board for the first time at our Annual General Meeting. Ms. Landry has developed a strong background in maritime operations over the course of her 35-year career with the government including service on the White House National Security Council as Special Assistant to the President and Senior Director for Resilience Policy from 2013 to 2014, and active duty in the U.S. Coast Guard. Her positions with the U.S. Coast Guard included Director, Incident Management Preparedness Policy from 2012 to 2015, Commander, Eighth Coast Guard District from 2009 to 2011, where she oversaw operations for a region including 26 states with over 10,000 active, reserve, civilian, and auxiliary personnel under her command, Director of Governmental and Public Affairs from 2007 to 2009 and various tours from 1980 to 2007, which culminated in her advancement to Rear Admiral. Currently, Ms. Landry serves as a director on the boards of directors of the United States Automobile Association (USAA) and the SCORE Association. Ms. Landry received a National Security Fellowship from Harvard University, an M.A. in Marine Affairs from the University of Rhode Island, an M.A. in Management from Webster University and a B.A. in English from the University of Buffalo. Ms. Landry is also a National Association of Corporate Directors Board Leadership Fellow and holds the CERT Certificate in Cybersecurity Oversight. In light of Ms. Landry’s significant experience in maritime operations, substantial leadership roles with the U.S. Coast Guard and experience overseeing risk, we believe that it is appropriate for Ms. Landry to serve as a director of our Company. Ms. Landry was identified for consideration by our Nominating and Governance Committee as a director nominee through a third-party search firm.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.
Directors Continuing in Office
The following is biographical information on the remainder of our directors continuing in office as well as the key attributes, experience and skills that our Board believes such current directors contribute to our Board.
Class I Directors
The following Class I directors are serving for a term ending in 2020:
David M. Abrams, age 51, became a director of our Company in April 2014. He served as the Senior Managing Director of Cerberus European Capital Advisors, LLP from January 2016 to March 2018. He was previously a Partner of Apollo Global Management, LLC having founded the Apollo European Principal Finance Fund franchise which he ran from 2007 until 2015. In November 2014, Mr. Abrams became the Co-Managing Partner of the Scranton/Wilkes-Barre RailRiders, the AAA-Affiliate of the New York Yankees. In January 2015, Mr. Abrams acquired and became the Chairman of Keemotion SPRL, a leading sports technology company with operations in the U.S. and Europe. From 1996 through 2007, Mr. Abrams was a Managing Director in the Leveraged Finance Group of Credit Suisse, based in London and New York. From 2004 through 2007, he founded and was the Head of the Specialty Finance Investment business which included investing in non-performing loans portfolios and distressed assets. From 1996 through 2004, Mr. Abrams was a founding member and Co-Head of the top ranked Global Distressed Sales and Trading Group at Credit Suisse (and its predecessor Donaldson, Lufkin & Jenrette, Inc.). Mr. Abrams began his career in 1989 as an analyst in the Investment Banking Division of Bear, Stearns & Co. and then as an associate/vice president at the Argosy Group, a boutique corporate restructuring firm. Mr. Abrams graduated cum laude with a B.S. in Economics from the University of Pennsylvania’s Wharton School of Business. In light of Mr. Abrams’s business and finance experience, we believe that it is appropriate for Mr. Abrams to serve as a director of our Company.
John W. Chidsey, age 55, became a director of our Company in April 2013. He is an executive board member of TopTech Holdings, LLC (formerly HotSchedules and the Red Book Connect), a company that helps the retail, restaurant and hospitality industries solve complex managerial challenges, increase operational efficiency and improve profitability through a comprehensive, cloud-based technology platform. Mr. Chidsey was previously the chairman and chief executive officer of Burger King Corporation. Prior to being named chief executive officer, he served as president and chief financial officer, and prior to that as president of the Americas and as president of North America. Prior to his appointment at Burger King Corporation in March 2004, Mr. Chidsey served as chairman and CEO for two corporate divisions at Cendant: the Vehicle Services Division, a $5.9 billion division, which included Avis Rent A Car, Budget Rent A Car Systems, PHH and Wright Express, and the Financial Services Division, a $1.4 billion division that included Jackson Hewitt. He joined Cendant in 1996 as Senior Vice President, Preferred Alliances. From 1992 to 1995, Mr. Chidsey served in various senior leadership positions with Pepsi, including as the director of finance of Pepsi-Cola Eastern Europe and the chief financial officer of PepsiCo World Trading Co., Inc. Mr. Chidsey holds a master’s of business administration degree in finance and accounting and a Juris Doctorate from Emory University, as well as a bachelor’s degree from Davidson College. He serves on the board of Instawares Holding Company in Atlanta, Georgia, Talon Aerolytics in Atlanta, Georgia, Encompass Health Corp. (formerly HealthSouth) in Birmingham, Alabama, Taco Bueno in Dallas, Texas and on the Board of Trustees for Davidson College in Davidson, North Carolina. Mr. Chidsey is a certified public accountant and a member of the Georgia Bar Association. In light of Mr. Chidsey’s business experience, we believe that it is appropriate for Mr. Chidsey to serve as a director of our Company.

Russell W. Galbut, age 65, became a director of our Company in November 2015. He currently serves as the Managing Principal of Crescent Heights, one of America’s largest and most respected residential developers of quality condominiums. Mr. Galbut has been active in the urban mixed-use real estate sector for over 32 years. After graduating from Cornell University School of Hotel Administration, Mr. Galbut became a Florida licensed certified public accountant (currently inactive). In 1980, Mr. Galbut received his J.D. degree from the University of Miami School of Law. Mr. Galbut served as a member of the Board of Directors of Prestige or its predecessor from September 2005 until our Company’s acquisition of Prestige in November 2014. He also previously served on several charitable boards, and serves on the Dean’s Advisory Board for the Cornell University School of Hotel Administration. In light of Mr. Galbut’s comprehensive business experience and background in hospitality, we believe that it is appropriate for Mr. Galbut to serve as a director of our Company.
Class III Directors
The following Class III directors are serving for a term ending in 2019:
Steve Martinez, age 49, became a director of our Company in January 2008. Mr. Martinez is a Senior Partner and Head of Asia Pacific Private Equity for Apollo. Mr. Martinez currently serves on the board of directors of Ventia Services Group Pty Limited, an Australian operations and facilities management services company, Clix Capital, an India-based financial services firm, and Veritable Maritime, an owner of crude oil tankers. He has previously served on the boards of directors of Allied Waste Industries, Goodman Global, Hayes-Lemmerz International, Hughes Telematics, Rexnord Corporation, Jacuzzi Brands, Nine Entertainment, an Australia-based television broadcast and media company and, prior to the Acquisition, Prestige. Prior to joining Apollo, Mr. Martinez was a member of the Mergers and Acquisitions department of Goldman, Sachs & Co. with responsibilities in merger structure negotiation and financing. Before that he worked at Bain & Company Tokyo advising U.S. corporations on corporate strategies in Japan. Mr. Martinez received an MBA from the Harvard Business School and a B.A. and B.S. from the University of Pennsylvania and the Wharton School of Business, respectively. Mr. Martinez has over 19 years of experience analyzing and investing in public and private companies and has significant experience in serving on boards of directors. Mr. Martinez participated in the diligence of the Apollo Holders’ investment in our Company and provides our Board with insight into strategic and financial matters of interest to our Company’s management and shareholders. In light of Mr. Martinez’s significant business experience and his specific insight into our Company, we believe that it is appropriate for Mr. Martinez to serve as a director of our Company.
Frank J. Del Rio, age 63, has served as President and Chief Executive Officer of our Company since January 2015 and became a director of our Company in August 2015. Mr. Del Rio has been responsible for the successful integration of our Company and Prestige and oversees the financial, operational and strategic performance of the Norwegian, Regent and Oceania Cruises brands. Mr. Del Rio founded Oceania Cruises in October 2002 and served as Chief Executive Officer of Prestige or its predecessor from October 2002 through September 2016. Mr. Del Rio was instrumental in the growth of Oceania Cruises and Regent. Prior to founding Oceania Cruises, Mr. Del Rio played a vital role in the development of Renaissance Cruises, serving as Co-Chief Executive Officer, Executive Vice President and Chief Financial Officer from 1993 to April 2001. Mr. Del Rio holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant (inactive license). In light of the managerial and operational expertise Mr. Del Rio has as a result of his position as President and Chief Executive Officer of our Company and his long track record of success in the cruise industry, we believe it is appropriate for Mr. Del Rio to serve as a director of our Company.
Chad A. Leat, age 62, became a director of our Company in November 2015. He is a retired Vice Chairman of Global Banking at Citigroup Inc., and has nearly 30 years of markets and banking experience on Wall Street. He is a leader and innovator in corporate credit and M&A finance. Mr. Leat joined Salomon Brothers in 1997 as a partner in High Yield Capital Markets, which became Citigroup in 1998, from where he retired in 2013 as Vice Chairman of Global Investment Banking. Over the years he served on the firm’s Investment Banking Management Committee, the Fixed Income Management Committee and the Capital Markets Origination Committee. From 1998 until 2005 he served as the Global Head of Loans and Leveraged Finance. Mr. Leat began his career on Wall Street at The Chase Manhattan Corporation in their Capital Markets Group in 1985 where he ultimately became the head of their highly successful Syndications, Structured Sales and Loan Trading businesses.

Mr. Leat serves on the Board of Directors and is the Chairman of the Audit Committee of both TPG Pace Energy Holdings Corp. and TPG Pace Holdings Corp. He is also Chairman of the Board of Directors of MidCap Financial, PLC, a middle-market direct commercial lending business and serves on the Board of Directors of J. Crew Operating Corp. Previously, Mr. Leat served on the Board of Directors and as Chairman of the Audit Committee of Pace Holdings Corp., on the Board of Directors and as Chairman of the Audit Committee of BAWAG P.S.K., as Chairman of the Board of Directors of HealthEngine LLC and served on the Board of Directors of Global Indemnity, PLC.
Mr. Leat is dedicated to many civic and philanthropic organizations. He is a member of the Economic Club of New York and has served on the boards of several charitable organizations. Currently, he is a Trustee of the Parrish Museum of Art. Mr. Leat is a graduate of the University of Kansas, where he received his Bachelors of Science degree. In light of his significant experience in the financial sector and experience as a board member, we believe that it is appropriate for Mr. Leat to serve as a director of our Company.
Pamela Thomas-Graham, age 54, became a director of our Company in April 2018. She is the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on global luxury. Prior to establishing Dandelion Chandelier in August 2016, she served as Chair, New Markets, of Credit Suisse Group AG (a global financial services company) from October 2015 to June 2016 and as Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and member of the Executive Board of Credit Suisse from January 2010 to October 2015. From 2008 to 2009, she served as a managing director in the private equity group at Angelo, Gordon & Co. From 2005 to 2007, Ms. Thomas-Graham held the position of Group President at Liz Claiborne, Inc. She served as Chairman, President, and Chief Executive Officer of CNBC from 2001 to 2005. Previously, Ms. Thomas-Graham served as an Executive Vice President of NBCUniversal and as President and Chief Executive Officer of CNBC.com. Ms. Thomas-Graham began her career at a global consulting firm, McKinsey & Company, in 1989, and became the firm’s first African-American female partner in 1995. Ms. Thomas-Graham has served on the board of directors of The Clorox Company (NYSE: CLX) since September 2005 and has served as its Lead Independent Director since August 2016. She has also served on the board of directors of The Bank of N.T. Butterfield & Son Limited (NYSE: NTB) since December 2017 and was appointed to serve on the board of directors of Peloton Interactive, Inc. in April 2018. Ms. Thomas-Graham holds Bachelor of Arts in Economics, Master of Business Administration, and Doctor of Law degrees from Harvard University. In light of Ms. Thomas-Graham’s significant experience as a public company director and prior executive leadership roles, we believe it is appropriate for Ms. Thomas-Graham to serve as a director of our Company. Ms. Thomas-Graham was identified for consideration by our Nominating and Governance Committee to serve as a director through an independent director on our Board.

DIRECTOR COMPENSATION
Share Ownership Requirements
To reinforce our Board’s philosophy that meaningful ownership in our Company provides greater alignment between our Board and our shareholders, our Board adopted a share ownership policy in 2017. The share ownership policy requires non-employee directors who receive compensation from our Company to own a number of our ordinary shares equal to three times their annual cash retainer, with such values determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.
Non-employee directors have five years from their appointment to meet the requirements of the share ownership policy and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. All of our non-employee directors who receive compensation for their service as a director have met or are on track to meet their objectives within the five-year period.
Directors’ Compensation Policy
Our Board is focused on attracting and retaining members with the expertise, background and experience needed to lead our Company. Under our Directors’ Compensation Policy each member of our Board who is not employed by us is entitled to receive the following cash compensation: (1) an annual retainer of $100,000, payable in four equal quarterly installments, and (2) $10,000 for each Board or committee meeting located outside such director’s country of residence attended in-person, provided that only one meeting fee is payable for multiple Board or committee meetings held on the same day or over consecutive days. Each of our directors is also reimbursed for reasonable out-of-pocket expenses for attendance at Board and committee meetings. Any director serving in the following positions is entitled to receive the following additional annual retainers, payable in four equal quarterly installments: (1) Chairperson of the Board: $50,000; (2) Chairperson of the Audit Committee: $30,000; (3) Chairperson of the Compensation Committee: $20,000; (4) Chairperson of the Nominating and Governance Committee: $20,000; (5) Audit Committee member (other than the Chairperson of the Audit Committee): $15,000. All annual retainers are pro-rated for partial years of service.
Our directors have the right to elect to receive their $100,000 annual retainers in the form of a restricted share unit award in lieu of cash. Any such restricted share unit award will automatically be granted on the first business day of each calendar year, and vest in one installment on the first business day of the calendar year following the year the award is granted.
In addition, each director was entitled to receive an annual restricted share unit award on the first business day of each calendar year, which for 2017 was valued at $125,000 on the date of the award. Each director’s annual restricted share unit award vests in one installment on the first business day of the calendar year following the year the award was granted. Each director’s annual restricted share unit award will be pro-rated if the director joins our Board after the first business day of the given year. During 2017, our Compensation Committee, which oversees our Directors’ Compensation Policy, requested that its compensation consultant, FW Cook, perform an analysis of our director compensation practices. Based on this analysis, our Board amended our Directors’ Compensation Policy to, beginning in 2018, increase the value of the annual restricted share unit awards under the plan to $140,000 as of the date of the award. No other changes were made to the Directors’ Compensation Policy.
To enhance their understanding of our products, each director is invited and encouraged to take one cruise with a guest of their choice on one of our Company’s brands annually. The director is responsible for taxes and certain fees and any onboard spending.
Mr. Martinez elected not to receive compensation for his service on our Board in 2017. Mr. Del Rio, as an employee of our Company, was not entitled to receive any additional fees for his services as a director. Ms. Pamela Thomas-Graham did not join our Board until April 2018. The following table presents information on compensation to the following individuals for the services provided as a director during the year ended December 31, 2017.

2017 DIRECTOR COMPENSATION TABLE
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter L. Revell	195,000	124,990	—	—	—	—	319,990
John W. Chidsey(4)	155,000	124,990	—	—	—	—	279,990
Steve Martinez	—	—	—	—	—	—	—
Adam M. Aron	87,582	93,730	—	—	—	—	181,312
David M. Abrams(4)	120,000	124,990	—	—	—	—	244,990
Russell W. Galbut	120,000	124,990	—	—	—	—	244,990
Chad A. Leat(4)	160,000	124,990	—	—	—	—	284,990
Stella David(4)	100,000	124,990	—	—	—	—	224,990

(1)
Mr. Revell’s compensation relates to his role as Chairperson of our Board, director and as an Audit Committee member. Mr. Chidsey’s compensation relates to his role as Chairperson of our Compensation Committee, director and as an Audit Committee member. Mr. Aron’s, Mr. Galbut’s and Ms. David’s compensation relates to their roles as directors. Mr. Abram’s compensation relates to his role as Chairperson of our Nominating and Governance Committee and as a director. Mr. Leat’s compensation relates to his role as Chairperson of our Audit Committee and as a director. No other directors received any form of compensation for their services in their capacity as a director during the 2017 calendar year.

(2)
The amounts reported in the “Stock Awards” column of the table above reflect the grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the time-based restricted share unit (“RSU”) awards granted to our non-employee directors in 2017. The grant date fair value for the RSU awards was calculated based on the $42.79 closing price of our ordinary shares on the date of grant (other than Mr. Aron whose grant date fair value for his RSU award was calculated based on the $53.93 closing price of our ordinary shares on the date of grant). For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in “Note 9, Employee Benefits and Share-Based Compensation” to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed on February 27, 2018.

(3)
None of our non-employee directors held any outstanding options as of December 31, 2017. As of December 31, 2017, our non-employee directors held the following unvested restricted shares and RSUs:

Name	Unvested RSUs	Unvested Restricted Shares
Walter L. Revell	2,921	—
John W. Chidsey	5,258	—
Steve Martinez	—	—
Adam M. Aron	1,738	—
David M. Abrams	5,258	858
Russell W. Galbut	2,921	—
Chad A. Leat	5,258	—
Stella David	5,258	—
(4)
Messrs. Chidsey, Leat, Abrams and Ms. David each elected to receive their full annual retainers in the form of RSU awards. Accordingly, Messrs. Chidsey, Leat, Abrams and Ms. David each received 2,337 RSUs in lieu of their annual retainers for 2017. The retainers that each of these directors elected to receive in RSUs are reported as though they had been paid in cash and not converted into RSUs.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Related Party Transactions
The Audit Committee of our Board is responsible for the review and approval of all related party transactions; however, the Audit Committee does not have a written policy regarding the approval of related party transactions. As part of its review and approval of a related party transaction, our Audit Committee considers:
•
the nature of the related party’s interest in the transaction;

•
the material terms of the transaction, including the amount involved and type of transaction;

•
the importance of the transaction to the related party and to us;

•
whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•
any other matters our Audit Committee deems appropriate.

Relationships and Transactions
Mr. Frank A. Del Rio, who is the son of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, was our Senior Vice President of Port, Destinations and Onboard Revenue through March 2017. From January 1, 2017 through April 2, 2018, Mr. Frank A. Del Rio’s total compensation was $538,220 which includes his pro-rated base salary and annual car allowance and severance payment, which was paid in accordance with our regular severance payment policies after his separation from our Company. He also participated in our general employee benefit plans.
Mr. Rogelio (Roger) Del Rio, who is the brother of our President, Chief Executive Officer and director, Mr. Frank J. Del Rio, is our Senior Director of Hotel Procurement. From January 1, 2017 through April 2, 2018, Mr. Roger Del Rio’s total compensation was $471,978, which includes his base salary, annual cash bonus for 2017 and his equity awards for 2017 and 2018. He is eligible to participate in our general employee benefit plans.
Mr. Kyle Lindsay, who is the son of our Executive Vice President, Vessel Operations, Mr. T. Robin Lindsay, is our Director, Electrical Services. From January 1, 2017 through April 2, 2018, Mr. Kyle Lindsay’s total compensation was $236,660, which includes his base salary, annual cash bonus for 2017 and his equity awards for 2017 and 2018. He is eligible to participate in our general employee benefit plans.
Transactions with Genting HK and Apollo
In March 2018, as part of a public equity offering of our ordinary shares owned by the Apollo Holders and Genting HK, we repurchased 4,722,312 of our ordinary shares sold in the offering for approximately $263.5 million pursuant to our then existing share repurchase program.
During the first quarter of 2018, we entered into an agreement with AGS LLC, an affiliate of Apollo, for equipment purchases worth approximately $1.1 million.
In July 2009, we established a marketing alliance with Caesars Entertainment Corporation which incorporates cross company marketing, purchasing and loyalty programs. Caesars Entertainment Corporation is owned by affiliates of Apollo. From the beginning of 2017 through April 2, 2018, we paid approximately $7.1 million to Caesars Entertainment Corporation.
The Shareholders’ Agreement
Our Company, the Apollo Holders and Genting HK are parties to the Shareholders’ Agreement. The TPG Viking Funds were also a party to the Shareholders’ Agreement, but sold all remaining ordinary shares of our Company previously held by the TPG Viking Funds in September 2017. The following description of selected provisions of the Shareholders’ Agreement is qualified in its entirety by reference to the Shareholders’ Agreement.

The Apollo Holders have the right to vote the shares of our Company held by Genting HK. In the event that the ratio of the aggregate number of equity securities of our Company held by the Apollo Holders (and certain of their permitted transferees) to the aggregate number of equity securities of our Company held by Genting HK (and certain of their permitted transferees) falls below 0.6, these voting rights of the Apollo Holders will cease.
Each shareholder of our Company that is a party to the Shareholders’ Agreement has the right to participate on a pro rata basis in any issuance of new shares of our Company, subject to limited exceptions, including, but not limited to equity securities issued by us in an underwritten public offering. In addition, each of the Apollo Holders and Genting HK has the right to make written requests in unlimited numbers to us to register and thereby transfer all or a portion of its ordinary shares of our Company through share offerings, provided each written request will specify an aggregate offering price of at least $20.0 million for the ordinary shares being registered and will specify the intended method of disposition. Our Sponsors exercised these rights in August 2017, November 2017 and March 2018. Pursuant to the Shareholders’ Agreement, we agreed to pay certain registration expenses in offerings by our Sponsors. Additionally, if we at any time propose for any reason to register ordinary shares, each of the Apollo Holders and Genting HK shall have the right to cause us to include in such registration all or a portion of its ordinary shares of our Company.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section describes the material elements of compensation of our “Named Executive Officers” or “NEOs.” This section also describes the role and involvement of various parties in our executive compensation analysis and decisions, and provides a discussion of the process and rationale for the decisions of our Compensation Committee.
2017 Named Executive Officers
Our Named Executive Officers for 2017 were:
Frank J. Del Rio	President and Chief Executive Officer
Wendy A. Beck	Former Executive Vice President and Chief Financial Officer (resigned March 2018)
Jason Montague	President and Chief Executive Officer, Regent
Andrew Stuart	President and Chief Executive Officer, Norwegian
T. Robin Lindsay	Executive Vice President, Vessel Operations
Our Compensation Committee determines all aspects of our executive compensation program and makes all compensation decisions affecting our NEOs. None of our NEOs are members of our Compensation Committee or otherwise had any role in determining the compensation of our other NEOs. Although in 2017, our Compensation Committee did consider the recommendations of Mr. Del Rio in setting compensation levels for our NEOs (other than with respect to his own compensation).
Executive Compensation Program Highlights
Our Company had another year of strong operating performance, despite headwinds from the three hurricanes that impacted the Caribbean and Gulf regions in 2017. Financial highlights for 2017 include:
•
an increase in total revenue during 2017 of 10.7% from the prior year to $5.4 billion;

•
net income of  $759.9 million compared to $633.1 million in the prior year; and

•
diluted earnings per share of  $3.31 compared to $2.78 in the prior year.

We also introduced the Norwegian Joy to our fleet in 2017.
Changes to our executive compensation program during 2017 include:
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We eliminated the tax “gross-up” provision from Mr. Del Rio’s employment agreement.

•
Beginning in 2017, annual equity awards to our President and Chief Executive Officer will be at least 60% performance-based.

•
For the first time, we introduced a performance share unit (“PSU”) component to the 2017 annual equity awards made to our other NEOs (in addition to our President and Chief Executive Officer), so that 33.3% of each other NEO’s total annual equity award consisted of PSUs.

•
No NEO received any base salary increase for 2017.

•
All supplemental non-qualified executive retirement plans have been terminated.

•
We continue to further align management and shareholders by requiring that our NEOs meet share ownership requirements and by prohibiting new pledges of shares.

•
We’ve further mitigated risk related to our compensation programs by implementing a comprehensive “clawback” policy.

Governance highlights of our executive compensation program include:
•
We do not pay NEOs any “single trigger” cash severance payments or have “single trigger” equity vesting in connection with a change in control of our Company.

•
We do not reprice stock options without shareholder approval.

•
We maintain a share repurchase program, which helps mitigate the potential dilutive effect of equity awards.

Executive Compensation Program Objectives and Philosophy
Our executive compensation program is guided by the following principles and business objectives:
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We believe that a capable, experienced and highly motivated executive management team is critical to our success and to the creation of long-term shareholder value.

•
We believe that the most effective executive compensation program is one that is designed to reward the achievement of annual, long-term and strategic goals and aligns the interests of our executive officers with those of our shareholders, with the ultimate objective of improving long-term shareholder value.

Our executive compensation program is designed according to these principles and is intended to achieve two principal objectives: (1) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives; and (2) motivate our executive officers to achieve our short-term and long-term business objectives.
Our current executive compensation program consists of three key elements, each of which is designed to be consistent with our compensation philosophy and business objectives:
(1)
base salary;

(2)
an annual incentive cash bonus opportunity that is earned solely based on Company-wide financial performance objectives; and

(3)
long-term incentive compensation in the form of equity awards that are subject to a combination of performance-based and time-based vesting requirements.

We also provide 401(k) retirement benefits, perquisites and severance benefits to our executive officers, including our NEOs.
In structuring our executive compensation arrangements, our Compensation Committee considers how each compensation element meets these objectives. Base salaries, severance and retirement benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary amounts and benefits determined by reference to base salary may change from year to year depending on performance, among other things). We believe that to attract and retain top executives, we need to provide our executive officers with compensation levels that reward their continued service and are competitive. Some of the elements, such as base salaries, are paid out on a short-term or current basis. Other elements, such as retirement benefits, are paid out on a longer-term basis. We believe that this mix of short-term and long-term elements allows us to achieve our goals of attracting and retaining top executives.
Annual incentive cash bonuses and long-term incentive compensation in the form of equity awards are the elements of our executive compensation program that are “at risk” and designed to reward performance and thus the creation of long-term shareholder value. Annual incentive cash bonuses are primarily intended to motivate our NEOs to achieve our annual financial objectives, although we also believe they help us attract and retain top executives. Our long-term equity incentives are primarily intended to align our NEOs’ long-term interests with shareholders’ long-term interests, although we also believe that they play a role in helping us to attract and retain top executives.
Our Compensation Committee believes that performance-based compensation such as annual incentive cash bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our shareholders. For this reason, these forms of compensation constitute a significant portion of each of our NEOs’ compensation opportunity. During 2017, approximately 84% of our President and Chief Executive Officer’s and at least 78% of our other NEOs’ compensation reported in the “2017 Summary Compensation Table” below consists of at-risk incentive or equity compensation.
Approximately 84% of President and Chief Executive Officer’s 2017 compensation was at-risk and at least 78% of other NEOs’ 2017 compensation was at risk
Role of Compensation Consultant
Pursuant to its charter, our Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Prior to May 2017, our Compensation Committee retained Compensia, a national compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our executive officers, how our compensation practices compared to the compensation practices of other companies and to advise on matters related to our incentive compensation. Our Compensation Committee considered input from Compensia as one factor in making decisions with respect to compensation matters, along with information and analysis they receive from management and their own judgment and experience.
Our Compensation Committee replaced Compensia with a new compensation consultant, FW Cook, in May 2017 to provide guidance on an amendment to our President and Chief Executive Officer’s employment agreement and on executive compensation decisions for the remainder of 2017 and beyond. Our Committee also requested that FW Cook conduct a holistic review of our executive compensation programs and practices and such evaluation is ongoing as our Compensation Committee expects to continue to refine our compensation practices.
Based on a consideration of the factors set forth in the rules of the SEC and the listing standards of the NASDAQ and the NYSE, as applicable, our Compensation Committee determined that each compensation consultant satisfied the independence criteria under the rules and listing standards and that their relationship with and the work performed by each compensation consultant on behalf of our Compensation Committee did not raised any conflict of interest. Other than its work on behalf of our Compensation Committee, neither Compensia nor FW Cook performed any other services for us.
Competitive Compensation Data
Our Compensation Committee believes that it is important to be informed about the pay practices and pay levels of comparable public companies with which we compete for top talent (our “Peer Group”). In addition to competitive market information, in setting compensation levels for 2017, our Compensation Committee considered each executive officer’s level of responsibility, performance for the overall operations of our Company, historical compensation levels, long-term market trends, expectations regarding the individual’s future contributions, and succession planning and retention strategies.
In October 2017, after considering the selection process outlined below and recommendations of FW Cook, our Compensation Committee approved a revised Peer Group which eliminated Marriott International, Inc., Starwood Hotels & Resorts Worldwide, Inc. and Brunswick Corporation and added Hilton Worldwide Holdings Inc., Caesars Entertainment Corporation, Penn National Gaming, Inc., YUM! Brands, Inc. and Brinker International, Inc., but was otherwise the same as our Peer Group for 2016. Our revised Peer Group included the following companies:
Alaska Air Group, Inc.	Las Vegas Sands Corp.
Brinker International, Inc.	MGM Resorts International
Caesars Entertainment Corporation	Penn National Gaming, Inc.
Carnival Corporation	Royal Caribbean Cruises Ltd.
Darden Restaurants, Inc.	Spirit Airlines, Inc.
Expedia, Inc.	Wyndham Worldwide Corporation
Hilton Worldwide Holdings Inc.	Wynn Resorts, Limited
Hyatt Hotels Corporation	YUM! Brands, Inc.
JetBlue Airways Corporation

We used the following methodology to select our Peer Group. Carnival Corporation and Royal Caribbean Cruises Ltd. were selected because we believe these cruise lines are the two public companies most similar to our Company and with whom we most directly compete for talent. We then considered a range of publicly traded companies in the following industries which reflect elements of our business or have similar business characteristics such as: (1) hotels, resorts and cruise lines, (2) airlines, (3) casinos and gaming, (4) restaurants and (6) internet and direct marketing retail. We evaluated the companies in these categories by focusing on companies with market capitalizations ranging from approximately 0.3x to 3.0x our market capitalization in October 2017 and with revenues ranging from approximately 0.3x to 3.0x our trailing annual revenue measured as of September 2017.
The Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on the compensation of our NEOs. This annual vote is known as the “say-on-pay” proposal. At our annual general meeting in May 2017, approximately 98.1% of the votes cast were in favor of the 2016 compensation of our NEOs. After considering the views expressed by shareholders in the “say-on-pay” proposal, our Compensation Committee determined to continue to build on the positive changes to our compensation program during 2016 and to make changes to our executive compensation program that we believe are consistent with emerging trends in executive compensation best practices and strengthening the “pay for performance” philosophy of our compensation program.
When making future compensation decisions for our NEOs, our Compensation Committee will continue to consider the opinions that our shareholders express through the results of these “say-on-pay” votes and through direct engagement with our shareholders.

Since our 2017 annual general meeting of shareholders, we requested meetings with our largest shareholders, other than the Sponsors, and held meetings with shareholders representing approximately 22% of our outstanding shares as of December 31, 2017. Together with our Sponsors, these shareholders represented approximately 39% of our outstanding shares as of December 31, 2017. To the extent any concerns were expressed by our shareholders in meetings with management that did not include a Board member, management reviewed these concerns with the Chairperson of our Board and the Chairperson of our Compensation Committee. The key feedback we received from shareholders at these meetings included:
Executive Compensation Program Elements
Base Salaries
Each NEO is party to an employment agreement providing for a fixed base salary, subject to annual review by our Compensation Committee. Decisions regarding adjustments to base salaries are made at the discretion of our Compensation Committee. In reviewing base salary levels for our NEOs, our Compensation Committee considers the following factors: job responsibilities, leadership and experience, value to our Company and the recommendations of our President and Chief Executive Officer (other than with respect to his own base salary).
In August 2015, we renegotiated Mr. Del Rio’s employment agreement and for 2016, his annual base salary was reduced from $1,837,500 to $1,500,000. Following the August 2015 renegotiation, he was no longer entitled to receive automatic 5% increases to his base salary each calendar year. Mr. Del Rio’s annual base salary remained at $1,500,000 throughout 2017. Our Compensation Committee also reviewed the base salaries for Ms. Beck, Mr. Montague, Mr. Stuart, and Mr. Lindsay and determined not to increase their annual base salaries from $650,000 during 2017.
At the end of 2017, our Compensation Committee reviewed the annual base salaries of our NEOs and effective January 2018 increased annual base salaries for Ms. Beck, Mr. Montague, Mr. Stuart, and Mr. Lindsay from $650,000 to $700,000. Our Compensation Committee also reviewed Mr. Del Rio’s annual base salary and increased his annual base salary from $1,500,000 to $1,800,000 effective from March 2018.
Annual Performance Incentives
Each of our NEOs is eligible for an annual performance incentive based on the attainment of performance objectives established for the fiscal year by our Compensation Committee. This annual performance incentive is used to ensure that a portion of our NEOs’ annual compensation is at risk, based on our Compensation Committee’s evaluation of our performance against pre-established, objective targets.
Target Cash Incentive Opportunities.   Our Compensation Committee annually establishes each NEO’s, other than Mr. Del Rio’s, annual performance incentive opportunity by evaluating a variety of factors, including: (1) scope of responsibilities and position, (2) expertise and experience, (3) potential to achieve business objectives, (4) competitive compensation market data, including the bonus opportunities provided by our Peer Group, (5) ability to create shareholder value and (6) recommendations of our President and Chief Executive Officer for our other NEOs.
Mr. Del Rio’s annual cash bonus opportunity was negotiated by our Compensation Committee in connection with his employment agreement. To further incentivize Mr. Del Rio to drive the performance of our Company, at the beginning of 2016, his annual cash bonus opportunity target was increased to 200% of his annual base salary with a maximum potential bonus amount of 300% of his annual base salary. Our Compensation Committee made this change at the same time it eliminated the automatic annual base salary increases that Mr. Del Rio was previously entitled to receive. Our Compensation Committee believes that these changes put more of Mr. Del Rio’s annual cash compensation at risk, and result in his annual cash compensation being more heavily weighted towards performance.
Corporate Performance Measures.   Each year, our Compensation Committee establishes the performance measures and objectives for the annual performance incentives of our NEOs. The performance measures include objective financial performance at the consolidated NCLH level as our Compensation Committee believes this structure most closely aligns the interests of our NEOs and our shareholders.
The actual annual performance incentive earned by our NEOs is determined by our Compensation Committee, in its sole discretion, based on the level of achievement of the pre-established corporate performance measures. After the end of the year, our Compensation Committee reviews our actual performance against the target levels for each performance measure established at the beginning of the year. In determining the extent to which the performance measures are met for a given period, our Compensation Committee exercises its judgment whether to reflect or exclude the impact of extraordinary, unusual or infrequently occurring events, or unforeseen events.
For 2017, our Compensation Committee selected adjusted earnings per share (“Adjusted EPS”) as the performance measure for purposes of the management incentive plan, with the amount of each NEO’s earned annual incentive to be determined based on our actual Adjusted EPS for the year as compared with the target for Adjusted EPS established by our Compensation Committee. For purposes of our management incentive plan, we define “Adjusted EPS” as the Adjusted EPS reported in our filings with the SEC for the full year 2017. At the Compensation Committee’s discretion, certain adjustments for fuel rate impacts, foreign exchange rate impacts, and one-time items may be made to the Adjusted EPS target. Please see pages 37 through 38 of our annual report on Form 10-K filed on February 27, 2018 for a detailed reconciliation of Adjusted EPS to the most directly comparable GAAP financial measure.
Our Compensation Committee believes that Adjusted EPS is an important measure to incentivize our NEOs to achieve our short-term business objectives as it is a key factor in driving shareholder value. In setting the target level for Adjusted EPS for 2017, our Compensation Committee considered several factors, including a careful review of the annual budget and the desire to ensure continued improved performance on a year-over-year basis. Our Compensation Committee also determined that it wanted to set rigorous “stretch” performance targets for 2017 that would be challenging for our NEOs and management to achieve.
If our actual Adjusted EPS for 2017 was less than 95% of the target Adjusted EPS, no annual incentives would be paid. If our actual Adjusted EPS for 2017 was equal to 95% of the target Adjusted EPS (the threshold level), each NEO would be eligible to receive an annual incentive equal to 50% of his or her target annual incentive. If our actual Adjusted EPS for 2017 was equal to 100% of the target Adjusted EPS (the target level), each NEO would be eligible to receive an annual incentive equal to 100% of his or her target bonus. If our actual Adjusted EPS for 2017 was at least 105% of the target Adjusted EPS (the maximum level), each Named Executive Officer, other than our President and Chief Executive Officer, would be eligible to receive a maximum annual incentive equal to 200% of his or her target. For our President and Chief Executive Officer, his annual incentive becomes payable on the same slope as our other NEOs for over-performance, however his maximum annual incentive is 150% of his target instead of 200% like our other NEOs.
The following table summarizes the Adjusted EPS level and the related payment levels for our NEOs for 2017. The annual cash incentive levels are expressed as a percentage of each NEO’s base salary for 2017.
	2017
Name	Percentage of Adjusted EPS Goal Achieved(1)	Total Earned Annual Cash Incentive (% of Base Salary)
Frank J. Del Rio	95%	100%
	100%	200%
	≥102.5%	300%
Wendy A. Beck	95%	37.5%
	100%	75%
	102.5%	112.5%
	105%	150%
Jason Montague	95%	37.5%
	100%	75%
	102.5%	112.5%
	105%	150%
Andrew Stuart	95%	37.5%
	100%	75%
	102.5%	112.5%
	105%	150%
T. Robin Lindsay	95%	37.5%
	100%	75%
	102.5%	112.5%
	105%	150%

(1)
Above target metrics exclude the impact of incremental bonus payments.

For 2017, our Compensation Committee established an Adjusted EPS target level of  $3.80, which required a double-digit increase in Adjusted EPS performance from the prior year. Based on our actual 2017 results, our Compensation Committee determined that our actual Adjusted EPS of  $3.96 exceeded our maximum target Adjusted EPS. As a result of our over-performance, each NEO earned their maximum annual cash bonus under our Amended and Restated 2013 Performance Incentive Plan (our “Plan”) for 2017.

Long-Term Equity Incentive Compensation
The long-term incentive compensation awarded to our executive officers is intended to align a significant portion of the compensation of our NEOs with the interests of our shareholders by rewarding the creation and preservation of long-term shareholder value.
Each year, our Compensation Committee determines the form of the equity incentive awards for our executive officers, including our NEOs. In 2017, following discussions with our independent compensation consultant, and in an effort to more closely align the structure of our equity incentive awards with those used by companies in our Peer Group, our Compensation Committee elected to award a combination of RSUs and PSUs to our NEOs. The following describes the award types we used in 2017 and how they help accomplish our compensation objectives:
Components of Long-Term Equity Incentive Compensation	Characteristics	Purpose
RSUs	Right to receive a specified number of shares at the time the award vests. Value of RSUs fluctuates as the value of our ordinary shares increases or decreases. In 2017, our NEOs received RSUs that generally vest in annual installments over a three-year period, contingent upon continued employment.	Aligns our NEOs’ interests with those of our shareholders. Serves as a retention incentive.
PSUs	Opportunity to receive a specified number of shares based on achievement of certain performance objectives approved by our Compensation Committee. In 2017, PSUs with performance-based vesting conditions (as well as time-based vesting conditions extending beyond the performance period in the case of our President and Chief Executive Officer) were awarded to our NEOs.	Focuses our NEOs on the achievement of key financial operating objectives over a multi-year period. Adjusted EPS and/or Adjusted ROIC targets align executive officer’s interests with those of our shareholders. Serves as a retention incentive.
In determining the awards granted to each NEO, our Compensation Committee takes into account their position, their expected contribution toward achieving our long-term objectives, the Compensation Committee’s expectations as to our long-term performance, a review of Peer Group compensation levels and recommendations of our President and Chief Executive Officer (other than with respect to his own compensation). Our Compensation Committee generally makes equity awards to our NEOs and other members of management once a year, but awards may be granted outside this annual grant cycle in connection with events such as hiring, promotion or extraordinary performance.
Prior Performance-based Award for President and Chief Executive Officer
Our Compensation Committee granted a multi-year award to our President and Chief Executive Officer in 2015. The award consisted of options and RSUs with time-based and rigorous performance-based vesting requirements. In March 2017, our Compensation Committee determined that our Adjusted EPS performance did not meet the $3.79 target for 2016 that was established in Mr. Del Rio’s 2015 equity award and Mr. Del Rio forfeited 12,500 PSUs and the option to purchase 52,083 of our ordinary shares that were eligible to be earned for 2016. Our Compensation Committee also determined that we had achieved the threshold Adjusted ROIC target of 9.5% for 2016, resulting in Mr. Del Rio vesting in 15,000 PSUs and the option to purchase 62,500 of our ordinary shares and forfeiting 10,000 PSUs and the option to purchase 41,666 of our ordinary shares that would only have vested if we achieved the higher targets.
Adjusted EPS is defined in substantially the same manner as described above for our annual cash performance incentive and Adjusted ROIC is defined, for purposes of Mr. Del Rio’s 2015 award, in substantially the same manner as described below in the context of Mr. Del Rio’s 2017 equity award. At the Compensation Committee’s discretion, certain adjustments for fuel rate impacts, foreign exchange rate impacts, acquisitions and other extraordinary items may be made to the Adjusted ROIC target, however, our Compensation Committee did not make such adjustments for the 2016 target. Please see page 40 of our annual report on 10-K for the year ended December 31, 2016 filed on February 27, 2017 for a detailed reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure.
Under FASB ASC Topic 718, the options and PSUs that were granted to Mr. Del Rio in 2015 and are subject to Adjusted EPS and Adjusted ROIC performance vesting requirements are not considered “granted” for financial reporting purposes until our Compensation Committee approves the vesting after the conclusion of the applicable performance year. As a result, the “2017 Summary Compensation Table” includes the value of the options and PSUs described above that vested in 2017 based on our Adjusted ROIC performance for 2016. The performance-based grant values described above that relate to Mr. Del Rio’s 2015 equity award are the only performance-based awards reported in the “2017 Summary Compensation Table,” even though all of our NEOs were awarded performance-based awards in 2017 as described below.
Named Executive Officer Awards in 2017
In order to provide Mr. Del Rio with competitive, ongoing, long-term incentives that drive strong financial performance, align the incentives of our President and Chief Executive Officer with other NEOs, and retain his services through 2020, the amendment to Mr. Del Rio’s employment agreement in August 2017 provided Mr. Del Rio with an annual target award of RSUs and PSUs worth $7.5 million as of the date of award. Such annual award is contractually required to be at least 60% performance-based. By structuring the employment agreement this way, our Compensation Committee preserved the flexibility to structure a greater percentage of Mr. Del Rio’s annual equity award as performance-based, while requiring that a minimum of 60% of Mr. Del Rio’s annual equity award will be performance-based. Our Compensation Committee also preserved the flexibility to establish the applicable performance metrics and targets each year, thereby providing our Compensation Committee with discretion to choose a performance-based award structure each year that will best incentivize growth in long-term shareholder value.
In 2017, Mr. Del Rio was awarded a target of 79,073 PSUs. In order to be eligible to earn the target number of PSUs, we must achieve an Adjusted ROIC for 2018 of at least 10.5%, and if our Adjusted ROIC is less than 9.5%, the entire award of PSUs will be forfeited. Additional PSUs cannot be earned based on Adjusted ROIC above the target of 10.5%.
To incentivize exceptional Adjusted EPS growth, Mr. Del Rio will be eligible to earn up to 200% of the target number of PSUs based on our average Adjusted EPS growth rate during the 2017 and 2018 calendar years. We must achieve an Adjusted ROIC for 2018 of at least 10.5% for Mr. Del Rio to be eligible to earn any PSUs above the target number of shares based on our average Adjusted EPS growth rate.
We must achieve at least a greater than 10% average Adjusted EPS growth rate over the 2017 and 2018 performance period in order for Mr. Del Rio to be eligible to earn any additional PSUs. Mr. Del Rio is eligible to earn a maximum of 200% of the target number of his PSUs if we achieve the maximum average Adjusted EPS growth rate specified in the award during performance period (subject to first achieving the 10.5% Adjusted ROIC target described above). Adjusted EPS is defined in substantially the same manner as described above. Adjusted ROIC is defined as Adjusted EBITDA as reported in our earnings release for the full year, less Adjusted Depreciation and Amortization, as defined in our earnings release for the full year, divided by the sum of debt and shareholders’ equity including certain amounts due to affiliate, averaged for four quarters. At our Compensation Committee’s discretion, certain adjustments for fuel rate impacts, foreign exchange rate impacts, acquisitions and other extraordinary items may be made to the Adjusted ROIC target. Our Compensation Committee believes this award structure creates meaningful incentives for Mr. Del Rio to grow our Adjusted ROIC and Adjusted EPS, which are two important metrics that we believe drive long-term shareholder value. In order to reinforce the long-term nature of the PSU award, in addition to the performance requirements above, the PSUs are also subject to a time-based vesting requirement through March 1, 2020.

As part of his 2017 annual equity award, Mr. Del Rio was also awarded 52,715 RSUs that are subject to time-based vesting requirements and will become vested ratably on each of August 1, 2018, March 1, 2019, and March 1, 2020, in each case subject to Mr. Del Rio’s continued employment through the applicable vesting date.
Our Compensation Committee, after consultations with its independent compensation consultant, determined that the annual equity award made to our NEOs, other than Mr. Del Rio, should also consist of a combination of time-based RSUs that vest in three equal annual installments and PSUs that may be earned based on our Adjusted ROIC performance in 2018. For 2017, 33.3% of each such NEO’s total annual equity award consisted of PSUs. Our Compensation Committee believes that this continued progression to performance-based compensation will further incentivize our NEOs to achieve Company-wide financial performance objectives.
The PSUs awarded to the NEOs other than Mr. Del Rio have the same structure as Mr. Del Rio’s PSUs described above, however these awards become eligible to be earned based solely on our Adjusted ROIC performance, do not have any additional upside opportunity based on our Adjusted EPS performance, and do not have any time-based vesting requirements that extend beyond the performance period. Our Compensation Committee determined to use Adjusted ROIC as the primary performance metric for the 2017 PSUs granted to all of our NEOs because it is viewed as a good measure of overall financial performance.
Severance Arrangements and Change in Control Benefits
Each of our NEOs is or was employed pursuant to an employment agreement providing for severance payments and benefits upon an involuntary termination of the NEO’s employment by us without “cause” or by him or her for “good reason.” The severance payments and benefits in each employment agreement were negotiated in connection with the execution of each employment agreement. In each case, our Compensation Committee determined that it was appropriate to provide the executive officer with severance payments and benefits under the circumstances in light of each of their respective positions with us, general competitive practices and as part of each of their overall compensation packages.
When setting the level of each executive officer’s severance payments and benefits, our Compensation Committee took into consideration an analysis of the severance payments and benefits provided to similarly situated executives at our Peer Group companies. The severance payments and benefits payable to each of our NEOs (including Mr. Del Rio) upon a qualifying termination of employment generally include a cash payment based on a multiple of his or her base salary (and annual incentive in Mr. Del Rio’s case), a pro-rata portion of any annual cash incentive actually earned for the year of termination of employment, continuation or payment in respect of certain benefits and, in certain cases only, accelerated vesting of outstanding equity awards.
We do not believe that our NEOs should be entitled to any cash severance payments or benefits merely because of a change in control of our Company. Accordingly, none of our NEOs are entitled to any such payments or benefits upon the occurrence of a change in control of our Company unless there is an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control (a “double-trigger” arrangement). Similarly, none of our NEOs are entitled to receive any automatic “single trigger” equity vesting upon the occurrence of a change in control of our Company, and severance protections for equity awards also require an actual termination (other than for “cause”) or constructive termination of employment for “good reason” following the change in control.
In connection with an amendment to Mr. Del Rio’s employment agreement in August 2017, we eliminated Mr. Del Rio’s historical tax “gross-up” for any excise taxes that may become payable in connection with a change in control pursuant to Sections 280G and 4999 of the Code. As a result, no NEO is entitled to receive a “gross-up” or similar payment for any potential change in control excise taxes, and, depending on what results in the best after-tax benefit for the executive, benefits may be “cut back” instead in such circumstances.

Eliminated historical “gross up” payment for our President and Chief Executive Officer and no NEOs are entitled to “gross up” payments
The material terms of these payments and benefits, are described in the “Potential Payments Upon Termination or Change in Control” section below. In connection with Ms. Beck’s departure from our Company in 2018, she entered into a transition agreement, which provided Ms. Beck certain additional benefits also described in “Potential Payments Upon Termination or Change in Control.”
Other Elements of Compensation
Supplemental Executive Retirement Plan
We maintained a Supplemental Executive Retirement Plan (“SERP”), which was a legacy unfunded defined contribution plan for certain of our executives who were employed by us in an executive capacity prior to 2008. The SERP was frozen to future participation following that date. The SERP provided for Company contributions on behalf of the participants to compensate them for the benefits that are limited under our 401(k) Plan. We credited participants under the SERP for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and our former 401(k) Plan without regard to any limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”). Participants did not make any elective contributions under this plan.
In order to avoid making future contributions, our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017. Additional information about the SERP is provided in the “2017 Nonqualified Deferred Compensation Table” and the narrative to the table below.
Senior Management Retirement Savings Plan
We maintained a Senior Management Retirement Savings Plan (“SMRSP”), which was a legacy unfunded defined contribution plan for certain of our employees who were employed by us prior to 2001. The SMRSP provided for Company contributions on behalf of the participants to compensate them for the difference between the qualified plan benefits that were previously available under our cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan.
In order to avoid making future contributions, our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017. Additional information about the SMRSP is provided in the “2017 Nonqualified Deferred Compensation Table” and the narrative to the table below.
All legacy supplemental non-qualified executive retirement plans have been terminated
Benefits and Perquisites
While employed, we provide our NEOs with retirement benefits under our 401(k) Plan, participation in our medical, dental and insurance programs and vacation and other holiday pay, all in accordance with the terms of such plans and programs in effect from time to time and substantially on the same terms as those generally offered to our other employees (although vacation benefits may differ).
In addition, while employed, our NEOs receive a cash automobile allowance, a cruise benefit for Company cruises, including certain travel for immediate family, as well as coverage under an executive medical plan which provides coverage of certain extra medical, dental and vision expenses. We believe that the level and mix of perquisites we provide to our NEOs is consistent with market compensation practices.

Mr. Del Rio is also entitled to certain additional perquisites pursuant to the terms of his amended employment agreement originally entered into with Prestige.
Share Ownership Policy
To reinforce our Board’s philosophy that meaningful executive ownership in our Company provides greater alignment between management and our shareholders, our Board adopted a share ownership policy in 2017. The share ownership requirements, which apply to all of our NEOs and certain executive officers, are as follows:
Position	Value of Share Ownership*
Chief Executive Officer	5 times annual base salary
Brand Presidents and Executive Vice Presidents	3 times annual base salary
Senior Vice Presidents	1 times annual base salary

*
Values are determined annually based on the average daily closing price of our ordinary shares for the previous calendar year.

All of our NEOs currently exceed the required share ownership amounts. Executive officers have five years from the date they first become subject to the share ownership policy to meet the share ownership requirements and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance. Unexercised stock options and PSUs do not count towards the share ownership requirements unless, in the case of PSUs, the performance criteria have been met.
Clawback Policy
During 2017, we adopted a clawback policy. Under the policy, our Board or Compensation Committee may, if permitted by law, require the reimbursement or cancellation of all or a portion of any equity awards or cash incentive payments to any current or former employee, including our NEOs, who received such incentive awards or payments if: (1) such employee received a payment of incentive compensation that was predicated upon the achievement of specified financial results that were the subject of a subsequent accounting restatement due to material non-compliance with any financial reporting requirement, or (2) such employee engaged in misconduct including certain violations of our Code of Ethical Business Conduct or breaches of any confidentiality, non-competition, or non-solicitation agreements such employee has entered into with us. Each prong of the policy is separate, and clawback is not limited to accounting restatements.
We adopted a Share Ownership Policy and Clawback Policy during 2017
Compensation Risk Assessment
We have conducted a risk assessment of our compensation policies and practices and concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company. In particular, our Compensation Committee believes that the design of our annual performance incentive programs and long-term equity incentives provides an effective and appropriate mix of incentives to ensure our compensation program is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results.

Compensation Committee Report
The Compensation Committee of the Board has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.
April 24, 2018
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
John W. Chidsey (Chair)
Chad A. Leat
Russell W. Galbut
The foregoing report of our Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

COMPENSATION OF EXECUTIVE OFFICERS
The “2017 Summary Compensation Table” below quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers for 2017, 2016 and 2015, as applicable.
The “2017 Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in 2017 Table” provides information regarding the cash and long-term equity incentives awarded to our NEOs. The tables entitled “Outstanding Equity Awards at December 31, 2017 Table” and “Option Exercises and Stock Vested in 2017 Table” provide further information on our NEOs’ potential realizable value and actual value realized with respect to their equity awards.
2017 SUMMARY COMPENSATION TABLE
The following table presents information regarding the compensation of each of our NEOs for services rendered during 2017, 2016 and 2015.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Frank J. Del Rio President and Chief Executive Officer	2017	1,500,000	—	3,746,411(5)	534,308(5)	4,500,000	213,494	10,494,213
	2016	1,500,000	—	625,000	536,674	—	256,150	2,917,824
	2015	1,837,500	—	10,276,315	17,752,083	1,903,799	140,651	31,910,348
Wendy A. Beck Former Executive Vice President and Chief Financial Officer	2017	650,000	—	1,531,500	—	975,000	31,403	3,187,903
	2016	650,000	—	943,313	648,750	—	40,699	2,282,762
	2015	624,849	—	—	1,018,385	483,595	29,592	2,156,421
Jason Montague President and Chief Executive Officer, Regent	2017	650,000	—	1,531,500	—	975,000	46,561	3,203,061
	2016	650,000	—	943,313	648,750	—	51,193	2,293,256
	2015	650,000	—	—	2,179,933	506,250	47,921	3,384,104
Andrew Stuart President and Chief Executive Officer, Norwegian	2017	650,000	—	1,531,500	—	975,000	47,736	3,204,236
	2016	650,000	—	1,479,563	648,750	—	46,015	2,824,328
	2015	627,833	—	—	2,030,533	484,793	164,108	3,307,267
T. Robin Lindsay Executive Vice President, Vessel Operations	2017	650,000	—	1,531,500	—	975,000	38,580	3,195,080
	2016	650,000	250,000	943,313	648,750	—	42,515	2,534,578

(1)
For 2017, the amounts reported in the “Stock Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the RSUs awarded to our NEOs in 2017. Refer to footnote 5 for a discussion of the amounts reported for Mr. Del Rio. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the RSU awards contained in “Note 9, Employee Benefits and Share-Based Compensation,” to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed on February 27, 2018.

(2)
The amounts reported in the “Option Awards” column reflect the grant-date fair value under FASB ASC Topic 718 of the stock options awarded to our NEOs in 2016 and 2015. Refer to footnote 5 for a discussion of the amounts reported for Mr. Del Rio. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of the share option awards contained in “Note 9, Employee Benefits and Share-Based Compensation,” to our consolidated financial statements for the year ended December 31, 2017 included in our Annual Report on Form 10-K filed on February 27, 2018.

(3)
For 2017, the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the annual cash bonuses paid under our Plan based on performance during 2017, as described above in “Compensation Discussion and Analysis.”

(4)
The following table provides detail for the amounts reported for 2017 in the “All Other Compensation” column of the table.

Name	Automobile ($)(a)	401(k) Employer Match ($)(b)	Executive Medical Plan Premium ($)(c)	CEO Benefits ($)(d)	Other Benefits ($)(e)	Total ($)
Frank J. Del Rio	27,600	13,050	10,584	161,000	1,260	213,494
Wendy A. Beck	14,400	—	16,140	—	863	31,403
Jason Montague	18,000	11,875	16,140	—	546	46,561
Andrew Stuart	18,000	13,050	16,140	—	546	47,736
T. Robin Lindsay	14,400	13,050	10,584	—	546	38,580

(a)
Represents a cash automobile and automobile maintenance allowance.

(b)
Represents an employer contribution match under our 401(k) Plan on the same terms as those generally offered to our other employees.

(c)
Represents premiums under an executive medical plan.

(d)
Represents the following benefits for Mr. Del Rio: $100,000 travel expense allowance, $12,000 personal allowance, $20,000 tax preparation service, $20,000 country club membership and $9,000 legal fee reimbursement.

(e)
Represents flexible credits, life insurance premiums and cruise benefits (including immediate family travel).

(5)
$746,400 and $534,308 included in the amounts presented in the table represent the vesting of PSUs and performance-based options, respectively, which were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2017, our Board determined that we had achieved the threshold Adjusted ROIC target for 2016 from Mr. Del Rio’s 2015 award, establishing the grant date for the related performance-based options and PSUs. Mr. Del Rio also received an award of time-based RSUs in 2017 that is included in the total amount shown in the column labeled “Stock Awards.”

Employment Agreements for NEOs—Salary and Annual Cash Incentive Opportunity
Frank J. Del Rio
On August 1, 2017, we entered into a letter agreement with Mr. Del Rio to amend his existing employment agreement, originally entered into by Prestige prior to the Acquisition and dated June 5, 2014, and subsequently amended by letter agreements dated September 2, 2014 and August 4, 2015.
Mr. Del Rio’s amended employment agreement extends his term of employment until December 31, 2020. Mr. Del Rio’s amended employment agreement provides for a minimum annual base salary of $1,500,000 and Mr. Del Rio is no longer entitled to receive automatic 5% increases to his base annual salary amount each calendar year (as he was in his legacy employment agreement with Prestige). Mr. Del Rio’s target annual cash incentive is 200% of his base salary, but his target annual cash incentive opportunity is subject to a maximum limit of 300% of his base annual salary. Mr. Del Rio is entitled to a $2,000 monthly car allowance and certain maintenance and fuel expenses and certain other personal benefits each year. The amended employment agreement also provides for participation in employee benefit plans and perquisite programs generally available to our executive officers, including an executive medical plan.
Mr. Del Rio’s amended employment agreement entitles him to annual RSU awards that have an award date value of not less than $7.5 million, with such actual target number of RSUs being determined by multiplying the number of RSUs by the closing price of an ordinary share of our Company on the applicable date of award. At least 60% of each such award will be required to be subject to performance-based vesting requirements that will be determined by our Compensation Committee.

Wendy A. Beck
Ms. Beck was employed as our Executive Vice President and Chief Financial Officer pursuant to an employment agreement with us dated as of September 2, 2015. Ms. Beck resigned from her position effective March 5, 2018.
The initial term of Ms. Beck’s employment under the agreement was from September 1, 2015 through December 31, 2018, which would have automatically renewed each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Ms. Beck gave notice of non-renewal within 60 days prior to the end of the term. The agreement provided for a minimum annual base salary of $650,000, subject to annual review, a performance-based annual cash incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. She was also entitled to a $1,200 monthly car allowance.
Jason Montague
Mr. Montague is employed as our President and Chief Executive Officer of Regent pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Montague’s employment agreement is from September 16, 2016 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Montague gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of  $650,000, subject to annual review, a performance-based annual cash incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.
Andrew Stuart
Mr. Stuart is employed as our President and Chief Executive Officer of Norwegian pursuant to an employment agreement with us dated as of September 16, 2016.
The initial term of Mr. Stuart’s employment agreement is from September 16, 2016 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Stuart gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of   $650,000, subject to annual review, a performance-based annual cash incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,500 monthly car allowance.
T. Robin Lindsay
Mr. Lindsay is employed as our Executive Vice President, Vessel Operations, pursuant to an employment agreement with us dated as of October 18, 2015.
The initial term of Mr. Lindsay’s employment agreement is from September 1, 2015 through December 31, 2018 which will automatically renew each anniversary of December 31, 2018 thereafter for additional one-year terms unless either we or Mr. Lindsay gives notice of non-renewal within 60 days prior to the end of the term. The agreement provides for a minimum annual base salary of   $600,000, subject to annual review, a performance-based annual cash incentive in an amount to be determined by our Compensation Committee, long-term equity incentive compensation as determined by our Compensation Committee, and participation in the benefit plans and programs generally available to other similarly situated executives, including an executive medical plan. He is also entitled to a $1,200 monthly car allowance.

GRANTS OF PLAN-BASED AWARDS IN 2017 TABLE
The following table presents all Plan-based awards granted to our Named Executive Officers during the year ended December 31, 2017.
Name	Grant Date	Compensation Committee Approval Date (If Different than Grant Date)	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold ($)	Target ($)	Maximum ($)	Target (#)	(#)	(#)	($/Sh)	($)
Frank J. Del Rio
2017 Annual Cash Bonus	—	—	1,500,000	3,000,000	4,500,000	—	—	—	—	—
RSU Awards	8/1/2017	—	—	—	—	—	52,715	—	—	3,000,011
Option Awards – Performance-based	3/6/2017	8/4/2015	—	—	—	62,500(2)	—	—	59.43	534,308
PSU Awards – Performance-based	3/6/2017	8/4/2015	—	—	—	15,000(2)	—	—	—	746,400
Wendy A. Beck
2017 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
RSU Awards	3/1/2017	2/6/2017	—	—	—	—	30,000	—	—	1,531,500
Jason Montague
2017 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
RSU Awards	3/1/2017	2/6/2017	—	—	—	—	30,000	—	—	1,531,500
Andrew Stuart
2017 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
RSU Awards	3/1/2017	2/6/2017	—	—	—	—	30,000	—	—	1,531,500
T. Robin Lindsay
2017 Annual Cash Bonus	—	—	243,750	487,500	975,000	—	—	—	—	—
RSU Awards	3/1/2017	2/6/2017	—	—	—	—	30,000	—	—	1,531,500

(1)
The amounts reported in these columns represent the range of possible payouts under our Plan’s annual cash bonus program based on performance during 2017, as described in “Compensation Discussion and Analysis.” For 2017, the maximum target performance level was achieved and payable to our NEOs.

(2)
These amounts represent the vesting of performance-based options and PSUs that were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2017, our Board determined that the threshold Adjusted ROIC target for 2016 had been achieved, establishing the grant date for the related performance-based options and PSUs.

(3)
These amounts represent time-based RSUs awarded to our NEOs in 2017. All RSUs reported in this table were awarded under our Plan.

(4)
The fair value of each performance-based option award is estimated on the date of grant using the Black-Scholes option-pricing model. The fair value of the time-based RSUs and PSUs is equal to the closing market price of our shares at the date of grant. For a further discussion of the assumptions and methodologies used to calculate the amounts reported in this column, refer to footnote 1 and 2 to the “2017 Summary Compensation Table” above. The amounts reported for Mr. Del Rio (other than the amounts included under “RSU Awards,” which represent a time-based grant made to Mr. Del Rio in 2017) represent the vesting of performance-based options and PSUs that were awarded to Mr. Del Rio in 2015. Pursuant to FASB ASC Topic 718, a grant date was not established for the awards on the award date and as such those awards were excluded from the “Grants of Plan-Based Awards in 2015 Table.” In March 2017, our Board determined that the threshold Adjusted ROIC target for 2016 had been achieved, establishing the grant date for the related performance-based options and PSUs.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017 TABLE
The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2017.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(1) (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Frank J. Del Rio	427,083	312,500(4)	416,668(15)	59.43	8/3/2025	75,000(4)	3,993,750	100,000(15)	5,325,000
	—	—	—	—	—	52,715(5)	2,807,047	79,073(6)	4,210,637
Wendy A. Beck	204,795	—	—	19.00	1/17/2020	12,500(9)	665,625	—	—
	50,000	—	—	30.95	6/30/2023	30,000(10)	1,597,500	—	—
	30,000	10,000(7)	—	31.90	6/30/2024	—	—	15,000(11)	798,750
	33,333	16,667(7)	—	56.19	6/30/2025	—	—	—	—
	12,500	25,000(8)	—	50.31	2/28/2026	—	—	—	—
Jason Montague	30,000	10,000(12)	—	41.79	11/18/2024	12,500(9)	665,625	—	—
	30,000	30,000(13)	—	43.76	2/1/2025	30,000(10)	1,597,500	—	—
	33,333	16,667(7)	—	56.19	6/30/2025	—	—	15,000(11)	798,750
	12,500	25,000(8)	—	50.31	2/28/2026	—	—	—	—
Andrew Stuart	90,551	—	—	19.00	1/17/2020	12,500(9)	665,625	—	—
	50,000	—	—	30.95	6/30/2023	10,000(16)	532,500	—	—
	30,000	10,000(7)	—	31.90	6/30/2024	30,000(10)	1,597,500	—	—
	50,000	50,000(14)	—	50.17	4/27/2025	—	—	15,000(11)	798,750
	12,500	25,000(8)	—	50.31	2/28/2026	—	—	—	—
T. Robin Lindsay	33,333	16,667(7)	—	56.19	6/30/2025	12,500(9)	665,625	—	—
	12,500	25,000(8)	—	50.31	2/28/2026	30,000(10)	1,597,500	—	—
								15,000(11)	$798,750

(1)
Represents performance-based options and PSUs awarded to our NEOs, which will vest upon the achievement of pre-determined targets. This table reflects option and PSU awards for which a grant date was not established under FASB ASC Topic 718.

(2)
Represents unvested RSU awards subject to time-based vesting requirements.

(3)
The market value of the unvested RSU and PSU awards was calculated based on the $53.25 closing price of our ordinary shares as of December 29, 2017 (the last trading day of 2017).

(4)
Represents time-based option and RSU awards granted to Mr. Del Rio on August 4, 2015. The time-based option award vests on June 30, 2019. The time-based RSU award vests equally on June 30, 2018 and 2019, respectively.

(5)
Represents a time-based RSU award that vests in substantially equal installments on August 1, 2018, March 1, 2019 and March 1, 2020.

(6)
Represents a PSU award that will vest zero to 200% of target based on Adjusted ROIC performance for 2018 and Adjusted EPS growth metrics for 2017 and 2018. Award is also subject to a time-based vesting requirement through March 1, 2020. Amount reported assumes vesting at 100% of target.

(7)
The options of our NEOs vest on July 1, 2018.

(8)
The options of our NEOs vest in substantially equal annual installments on March 1, 2018 and 2019.

(9)
The RSUs of our NEOs vest in substantially equal annual installments on March 1, 2018 and 2019.

(10)
The RSUs of our NEOs vest in substantially equal annual installments on March 1, 2018, March 1, 2019 and March 1, 2020.

(11)
Represents a PSU award that will vest zero to 100% of target based on Adjusted ROIC performance for 2018. Amount reported assumes vesting at 100% of target.

(12)
The options of our NEO vest on November 19, 2018.

(13)
The options of our NEO vest in substantially equal annual installments on February 2, 2018 and 2019.

(14)
The options of our NEO vest in substantially equal annual installments on March 4, 2018 and 2019.

(15)
Represents performance-based options and PSUs awarded to Mr. Del Rio on August 4, 2015. These awards will vest zero to 100% of target based on Adjusted EPS performance for 2017 and 2018, Adjusted ROIC performance for 2018 and our achievement of certain share price hurdles. Amount reported assumes vesting at 100% of target.

(16)
The RSUs of our NEO vest in substantially equal annual installments on June 30, 2018 and 2019.

OPTION EXERCISES AND STOCK VESTED IN 2017 TABLE
The following table presents information regarding all stock options exercised and value received upon exercise, and all stock awards vested and the value realized upon vesting, by our NEOs during 2017.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Frank J. Del Rio	—	—	52,500(2)	2,782,275
Wendy A. Beck	—	—	6,250	319,063
Jason Montague	—	—	6,250	319,063
Andrew Stuart	70,000	2,243,500	11,250	590,513
T. Robin Lindsay	—	—	6,250	319,063

(1)
The value of the RSU awards was determined by multiplying the number of RSUs that vested by the per-share closing price of the ordinary shares on the vesting date. The value of the option awards was determined by multiplying (i) the number of shares to which the exercise of the options related by (ii) the difference between the per-share closing price of the ordinary shares on the exercise date and the exercise price of the options.

(2)
Represents 15,000 PSUs from Mr. Del Rio’s 2015 award that vested on March 6, 2017 pursuant to our Compensation Committee’s approval of the threshold Adjusted ROIC target for 2016 and 37,500 time-based RSUs awarded to Mr. Del Rio in 2015 that vested on June 30, 2017 in accordance with the award’s vesting schedule.

2017 NONQUALIFIED DEFERRED COMPENSATION TABLE
The following table presents information on contributions to, earnings accrued under and distributions to our NEOs from our nonqualified defined contribution plans during the year ended December 31, 2017.
Name	Plan Name	Executive Contributions in FY 2017 ($)	Registrant Contributions in FY 2017 ($)	Aggregate Earnings in FY 2017 ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End FY 2017 ($)
Andrew Stuart	SERP(1)	—	—	935	448,148	—
	SMRSP(1)	—	—	182	87,143	—

(1)
Our Board elected to discontinue the SERP and SMRSP following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. As a result, no contributions were made during 2017.

(2)
Aggregate earnings in 2017 are not included in the “2017 Summary Compensation Table” above because they are not above market or preferential as determined pursuant to the SEC’s rules and regulations.

We maintained the SERP, which was an unfunded defined contribution plan for certain of our executive officers who were employed by us in an executive capacity prior to 2008. We made contributions on behalf of the participants to compensate them for the benefits that were limited under the 401(k) Plan. We credited participants under the SERP Plan for amounts that would have been contributed by us to our previous Defined Contribution Retirement Plan and the former 401(k) Plan without regard to any limitations imposed by the Code. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2017, the rate of return used was 1.27%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination of employment, death or disability or December 31, 2017. No withdrawals were permitted under the SERP. Our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017.
We also maintained the SMRSP, which was an unfunded defined contribution plan for certain of our employees who were employed by us prior to 2001. We made contributions on behalf of the participants to compensate them for differences between the qualified plan benefits that were previously available under our cash balance pension plan and the redesigned 401(k) Plan. We credited participants under the SMRSP Plan for the difference in the amount that would have been contributed by us to our previous Norwegian Cruise Line Pension Plan and the qualified plan maximums of the new 401(k) Plan. Participants did not make contributions to this plan. Participant accounts were credited with earnings based upon the rate of return in the JPMorgan Chase Bank Stable Asset Income Fund, subject to a 5% maximum. For 2017, the rate of return used was 1.27%. To comply with and avoid adverse consequences under applicable tax rules, plan accruals for services performed or payments which become vested after December 31, 2008 would be distributed in the year that services were performed. Vested, accrued balances for services performed prior to December 31, 2008 continued to accrue interest and would be distributed upon the first to occur of termination of employment, death or disability or December 31, 2017. No withdrawals were permitted under the SMRSP. Our Board elected to discontinue this plan following the 2015 contributions and paid the deferred contributions to participants in early 2017 following the expiration of the required 12-month waiting period. Mr. Stuart is our only NEO who received a payment of deferred contributions in 2017.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following section describes the payments and benefits that would have become payable to our NEOs in connection with a termination of their employment and/or a change in control of our Company occurring on December 31, 2017. All of the payments and benefits described below would be provided by us. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these payments and benefits was determined.
Frank J. Del Rio
Mr. Del Rio’s employment agreement, as amended in August 2017, provides for certain payments and benefits to be paid to him in connection with a termination of his employment under the circumstances described below. In each case, Mr. Del Rio is entitled to receive all amounts that he has earned but are unpaid regardless of the circumstances under which his employment terminates (his “accrued obligations”).
Severance Benefits—Termination of Employment.   In the event that Mr. Del Rio’s employment is terminated during the employment term either by us without “cause” or by him for “good reason” (as defined in the amended employment agreement), or if Mr. Del Rio’s employment terminates by reason of his death or disability (as those terms are defined in the amended employment agreement), or his employment terminates on the expiration of his employment term (or in the case of the cash severance payment, as of December 31, 2020 regardless of whether his employment terminates), he will be entitled to receive:
•
a payment equal to 2.25 times the sum of: (1) his annualized base salary in effect as of August 2017 ($1.5 million) and (2) his target annual cash incentive amount at the rate in effect as of August 2017 (or $3 million) and (3) $64,000, which represents the value of certain benefits; and

•
all then outstanding, unvested RSUs subject only to time-based vesting requirements that were awarded during and after 2017 will vest in full, and any outstanding, unvested performance-based RSUs that were awarded during and after 2017 will continue to remain outstanding as if Mr. Del Rio were still employed until the performance period is complete, will remain subject to all of the applicable performance conditions and will vest in full at the time, if any, that the performance conditions are satisfied.

If Mr. Del Rio’s employment terminates during the employment term either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement) or his employment terminates on the expiration of his employment term, he will also be entitled to receive:
•
continuation of medical and dental coverage for Mr. Del Rio and his eligible dependents on the same terms as actively employed senior executives for two years after the severance date; and

•
a pro-rata portion of his annual cash incentive for the year in which the severance date occurs, with the pro-rata portion determined based on performance through the severance date.

In the event that Mr. Del Rio’s employment is terminated either by us without “cause” or by him for “good reason” (as those terms are defined in the amended employment agreement), he will also be entitled to receive accelerated vesting for all unvested options, RSUs and PSUs from his award in 2015 in full. In the event that Mr. Del Rio’s employment is terminated due to his death or disability, he is also entitled to pro-rata vesting of the next unvested installment of his time-based options and RSUs from his 2015 award.
Mr. Del Rio’s right to receive the severance payments and benefits described above is subject to him executing a release of claims in favor of our Company.
The August 2017 amendment to Mr. Del Rio’s employment agreement provides that Mr. Del Rio is no longer entitled to any “gross-up” payment for any excise taxes that might have become payable in connection with a change in control of our Company pursuant to Section 4999 of the Code. If any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him.

Severance Benefits—Other Terminations.   In the event that Mr. Del Rio’s employment is terminated by us for “cause” or by him other than for “good reason,” he will only be entitled to receive his accrued obligations.
Restrictive Covenants.   Pursuant to Mr. Del Rio’s amended employment agreement, he has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his employment with us. In addition, Mr. Del Rio has agreed that for a period of one year (two years in the case of a resignation without “good reason”) after his employment terminates he will not compete with certain restricted competitors of our Company, and for a period of one year after the last date compensation is paid to him by us, he will not solicit the employees of our Company or our affiliates.
Wendy Beck
In connection with Ms. Beck’s resignation in the first quarter of 2018, she became entitled to receive the following benefits pursuant to a transition and consulting agreement that she entered into with us: (i) an amount equal to two times her base salary, paid over a 12-month period, (ii) in recognition of her service and tenure, an amount equal to $4.0 million, paid in quarterly installments through December 30, 2019, (iii) continued COBRA benefits at the same cost as active employees (or pay in lieu of such benefits if we cannot provide such benefits) for up to 36 months, (iv) full acceleration of her outstanding time-based equity awards, (v) continued opportunity to vest in her only outstanding performance-based equity award, subject to the satisfaction of the applicable financial performance conditions for 2018, (vi) pro-rata portion of any annual incentive actually earned based on performance for 2018, and (vii) an executive-level cruise. Ms. Beck will receive $2.0 million, paid in six equal quarterly installments through December 30, 2019, for her consulting services and base salary and pro-rata bonus opportunity as if she remained employed through September 30, 2018.
Although the preceding paragraph describes the benefits Ms. Beck actually became entitled to receive as a result of her resignation, because her separation occurred after December 31, 2017, SEC rules also require us to disclose the benefits that Ms. Beck would have been entitled to receive had her resignation occurred on December 31, 2017 pursuant to the agreements in effect on that date. The benefits Ms. Beck would have received if her separation occurred on December 31, 2017 are described under “—Other Named Executive Officers” below.
Other Named Executive Officers
The current (or former, in the case of Ms. Beck) employment agreement of each of Ms. Beck, Mr. Montague, Mr. Stuart and Mr. Lindsay with us, described above under “Employment Agreements for NEOs—Salary and Annual Cash Incentive Opportunity,” provides for certain payments and benefits to be paid to each NEO in connection with a termination of his or her employment with us under the circumstances described below. All potential payments and benefits described for Ms. Beck are as of December 31, 2017. In each case, Ms. Beck, Mr. Montague, Mr. Stuart and Mr. Lindsay are entitled to receive all amounts that he or she has earned but are unpaid regardless of the circumstances under which his or her employment terminates (his or her “accrued obligations”).
Severance Benefits—Termination of Employment.   In the event that Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s or Mr. Lindsay’s employment is terminated during the employment term by us without “cause,” we provide notice that his or her employment agreement will not be extended or further extended, or the NEO terminates his or her employment for “good reason” (as those terms are defined in the employment agreements) the NEO will be entitled to receive:
•
an amount equal to twice his or her then current base salary at the annualized rate in effect on the severance date, payable over a 12-month period in accordance with our regular payroll cycle practices following termination;

•
payment of a pro-rata portion of any annual cash incentive actually earned for the year of termination; and

•
continuation of medical and dental coverage for him or her and his or her eligible dependents on substantially the same terms and conditions in effect on his or her termination of employment until the first to occur of: (1) 18 months following termination, (2) the date of his or her death; (3) the date he or she becomes eligible for coverage under the health plan of a future employer; or (4) the date our Company is no longer obligated to offer her or him COBRA continuation coverage.

In addition, if in connection with a change in control of our Company, we terminate Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s or Mr. Lindsay’s employment without “cause,” provide notice that his or her agreement will not be extended or further extended, or he or she terminates his or her employment for “good reason,” in addition to the payments and benefits described above, all of Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s or Mr. Lindsay’s outstanding and unvested equity awards granted under the Plan, or any successor equity plan, will receive full accelerated vesting.
The employment agreements for Ms. Beck, Mr. Montague, Mr. Stuart and Mr. Lindsay provide that if any of the foregoing severance payments or benefits would be a parachute payment subject to any excise taxes pursuant to Section 4999 of the Code, his or her payments and benefits will be reduced and “cut back” to the extent that such reduction results in a better net after tax result to him or her.
Each of Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s and Mr. Lindsay’s right to receive the severance payments and benefits described above is subject to him or her executing a release of claims in favor of our Company.
Severance Benefits—Other Terminations.   In the event that Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s or Mr. Lindsay’s employment is terminated by us for any other reason (death, disability, by us for “cause” or by the NEO other than for “good reason”), he or she will only be entitled to receive his or her accrued obligations.
Restrictive Covenants.   Pursuant to each of Ms. Beck’s, Mr. Montague’s, Mr. Stuart’s and Mr. Lindsay’s employment agreements, each Named Executive Officer has agreed not to disclose any confidential information of our Company and our affiliates at any time during or after his or her employment with us. In addition, each NEO has agreed that for a period of two years after his or her employment terminates, he or she will not compete with the business of our Company or our affiliates and will not solicit the employees or guests of our Company or our affiliates.
Estimated Severance and Change in Control Payments and Benefits
The following table presents the estimated payments and benefits to which each of our NEOs would have been entitled had his or her employment been terminated or a change in control of our Company occurred on December 31, 2017 under the scenarios noted below.

Name	Voluntarily Termination or Termination for Cause ($)	Death, Disability or Retirement ($)	Termination Without Cause or Good Reason ($)	Change in Control Termination ($)
Frank J. Del Rio
Severance Payment	—	10,269,000	14,769,000	—
Insurance Continuation	—	—	21,168	—
Equity Acceleration	—	8,024,355(1)	16,336,434(2)	—
Wendy A. Beck(3)
Severance Payment	—	—	2,275,000	2,275,000
Insurance Continuation	—	—	24,210	24,210
Equity Acceleration	—	—	—	3,348,875(4)
Jason Montague
Severance Payment	—	—	2,275,000	2,275,000
Insurance Continuation	—	—	24,210	24,210
Equity Acceleration	—	—	—	3,534,675(4)
Andrew Stuart
Severance Payment	—	—	2,275,000	2,275,000
Insurance Continuation	—	—	24,210	24,210
Equity Acceleration	—	—	—	4,035,375(4)
T. Robin Lindsay
Severance Payment	—	—	2,275,000	2,275,000
Insurance Continuation	—	—	15,876	15,876
Equity Acceleration	—	—	—	3,135,375(4)

(1)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $53.25 as of December 29, 2017, the last trading day of 2017) associated with (i) a pro-rated portion of Mr. Del Rio’s next unvested installment of 312,500 time-based options and 37,500 time-based RSUs from his 2015 award subject to acceleration as of December 31, 2017, (ii) the unvested, outstanding RSUs awarded to Mr. Del Rio in August 2017, and (iii) the target number of outstanding PSUs awarded to Mr. Del Rio in August 2017 (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved). For options, the value presented is equal to their intrinsic value at December 31, 2017.

(2)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $53.25 as of December 29, 2017, the last trading day of 2017) associated with Mr. Del Rio’s aggregate unvested options, RSUs and PSUs subject to acceleration as of December 31, 2017. For options, the value presented is equal to their intrinsic value at December 31, 2017. For outstanding PSUs awarded to Mr. Del Rio in August 2017, amount reflects the target number of PSUs (which is an assumed amount as the actual PSU vesting will depend on actual performance results achieved). This table reflects all of the outstanding and unvested shares subject to Mr. Del Rio’s August 2015 award and August 2017 award as of December 31, 2017, and includes awards for which a grant date was not established under FASB ASC Topic 718.

(3)
The severance payment for Ms. Beck listed in the table above was calculated based upon the criteria per her employment agreement as of December 31, 2017 and does not represent the actual payments and benefits described above which she will receive due to her resignation in March 2018.

(4)
The amount disclosed was determined by taking the value (calculated based on our closing share price of  $53.25 as of December 29, 2017, the last trading day of 2017) associated with each NEO’s outstanding, unvested options, RSUs and PSUs subject to acceleration as of December 31, 2017. For options, the value presented is equal to their intrinsic value at December 31, 2017.

Compensation Committee Interlocks and Insider Participation
Messrs. John W. Chidsey, Russell W. Galbut and Chad A. Leat served on our Compensation Committee during 2017. None of the members of our Compensation Committee was an officer or employee of our Company during the last fiscal year or was formerly an officer of our Company. During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board.
PAY RATIO DISCLOSURE
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of Mr. Del Rio, our President and Chief Executive Officer, to the annual total compensation of the median employee of the Company other than our President and Chief Executive Officer (the “Pay Ratio Disclosure”).
To provide context for this disclosure, it is important to understand the unique circumstances of our employee population. Our shipboard employees are an essential part of our operations and comprise over 90% of our workforce, while shoreside employees make up the remainder. Due to maritime requirements and the practical implications of employment on ships with worldwide operations, our shipboard employees receive certain accommodations that are not typically provided to shoreside employees including housing and meals while on the ship and medical care for any injuries or illnesses that occur while in the service of the ship. These accommodations are free of cost to each shipboard employee. Additionally, because our shipboard employees are away from home for extended periods of time while on the ship, they do not work for the entire year. For example, a shipboard employee will typically work between six to ten months out of the year. Pursuant to the rules governing our Pay Ratio Disclosure, we have not annualized payment for our shipboard employees. Our shipboard employees also generally reside outside of the U.S., where the cost of living may be significantly lower than in the U.S.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•
We evaluated the compensation distribution of all of our employees and determined that our median employee would be a shipboard employee due to the number of shipboard employees versus shoreside employees.

•
We selected four ships from our fleet that were representative of the different sizes of ships that comprise our fleet.

•
We used total annual fixed cash pay pursuant to payroll records from each of the four ships for each employee as of December 31, 2017, as our consistently applied compensation measure.

•
We then selected the median employee from this representative sample of our shipboard employees.

Using this methodology, we determined that the median employee was a full-time employee located on one of our ships with an annual total compensation of  $20,428 for 2017, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes fixed cash pay, overtime pay, gratuities, and shipboard pension. Mr. Del Rio’s annual total compensation for 2017 was $10,494,213. Based on this information, for 2017, the ratio of the compensation of Mr. Del Rio to the annual total compensation of the median employee was estimated to be 514 to 1.
The Pay Ratio Disclosure presented above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the Pay Ratio Disclosure may not be comparable to the pay ratio reported by other companies.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain two equity compensation plans: the Plan and the Employee Stock Purchase Plan (the “ESPP”). The following table summarizes our equity plan information as of December 31, 2017.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)(3)
Equity compensation plans approved by security holders	10,306,158	$48.86	14,376,626
Equity compensation plans not approved by security holders	—	—	—
Total	10,306,158	$48.86	14,376,626

(1)
Represents 7,371,535 ordinary shares subject to outstanding stock option awards under the Plan, 2,555,477 ordinary shares subject to outstanding RSU awards under the Plan, 329,146 ordinary shares subject to outstanding PSU awards under the Plan (assuming the maximum performance level is achieved) and 50,000 ordinary shares subject to outstanding market-based RSU awards under the Plan as of December 31, 2017.

(2)
Calculated exclusive of outstanding RSU awards.

(3)
Represents 12,537,687 ordinary shares available under the Plan and 1,838,939 ordinary shares available under the ESPP. The amount available under the ESPP includes 28,816 shares that were subject to purchase during the purchase period ended December 31, 2017. All of the ordinary shares available under the Plan may be granted in the form of options, share appreciation rights, share bonuses, restricted shares, share units, performance shares, phantom shares, dividend equivalents and other forms of awards available under the Plan.

PROPOSAL 2 — ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as disclosed in this Proxy Statement.
As described in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to achieve two principal objectives: (1) effectively attract and retain executive officers with the requisite skills and experience to help us achieve our business objectives; and (2) motivate our executive officers to achieve our short-term and long-term business objectives.
After considering shareholder feedback from last year’s “say-on-pay” vote, our Compensation Committee and Board made several changes to our executive compensation programs and governance that we believe are consistent with emerging trends in executive compensation best practices and strengthening the “pay for performance” philosophy of our compensation programs. These key changes included:
•
eliminating the tax “gross-up” provision from our President and Chief Executive Officer’s employment agreement;

•
ensuring that, beginning in 2017, annual equity awards to our President and Chief Executive Officer will be at least 60% performance-based;

•
introducing, for the first time, a PSU component to the 2017 annual equity awards made to our other NEOs (in addition to our President and Chief Executive Officer), so that 33.3% of each other NEO’s total annual equity award consisted of PSUs;

•
not awarding any NEOs any base salary increase for 2017;

•
terminating all legacy supplemental non-qualified executive retirement plans;

•
promoting long-term shareholder alignment by requiring our NEOs to meet share ownership requirements and prohibiting new pledges of shares; and

•
implementing a comprehensive “clawback” policy to further mitigate risk related to our compensation programs.

Shareholders are urged to read the “Compensation Discussion and Analysis,” which discusses in detail how our compensation policies and practices implement our compensation philosophy.
We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this Proxy Statement. The vote on this resolution, commonly known as a “say-on-pay” vote, is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs. The vote is advisory, which means that the vote is not binding on our Company, our Board or our Compensation Committee. However, our Compensation Committee, which is responsible for designing and overseeing our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our Board requests your advisory vote on the following resolution at the Annual General Meeting:
RESOLVED, that the shareholders of our Company approve, on an advisory basis, the overall compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures set forth in the Proxy Statement for this Annual General Meeting.
Our current policy is to provide our shareholders with an opportunity to approve the compensation of our NEOs each year at the annual general meeting of shareholders. It is expected that the next such vote will occur at the 2019 annual general meeting of shareholders.

Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed PwC to serve as our independent registered public accounting firm for the year ending December 31, 2018. As required by our bye-laws and applicable law, the appointment of PwC and the fixing of PwC’s remuneration must be approved by our shareholders at the Annual General Meeting. If shareholders do not ratify the appointment of PwC and our Audit Committee’s determination of PwC’s remuneration, our Audit Committee will consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify our Audit Committee’s selection, our Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of our Company and its shareholders.
A representative of PwC is expected to attend the Annual General Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.
Aggregate fees for professional services rendered by PwC for our Company and NCL Corporation Ltd. for the years ended December 31, 2017 and 2016 were:
	Total Fees Year Ended December 31,
	2017	2016
	(in thousands)
Audit fees	$5,011	$5,608
Audit-related fees	680	290
Tax fees	307	500
All other fees	2	180
Total	$6,000	$6,578

The audit fees for the years ended December 31, 2017 and 2016 relate to the aggregate fees billed by PwC in connection with the audit of our financial statements and related internal controls over financial reporting.
The audit-related fees for the years ended December 31, 2017 and 2016 were related to the issuance of comfort letters and technical and accounting advice.
Tax fees for the years ended December 31, 2017 and 2016 were related to tax return preparation and other tax services.
All other fees for the years ended December 31, 2016 included fees related to the assessment of and recommendations surrounding certain of our website structures. The years ended December 31, 2017 and 2016 also included fees related to the PwC annual on-line subscription research tool.
Pursuant to the terms of its charter, our Audit Committee must pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm. Such pre-approval can be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. Our Audit Committee is authorized to delegate the pre-approval of audit and permitted non-audit services to one or more of its members, provided that any decisions to pre-approve any audit or non-audit services pursuant to this authority must be presented to our full Audit Committee at its next scheduled meeting. Our Audit Committee pre-approved all of the non-audit services provided by our independent registered public accounting firm in 2017 and 2016.
Our Audit Committee has considered and determined that the services provided by PwC are compatible with maintaining PwC’s independence.

Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PwC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2018 AND OUR AUDIT COMMITTEE’S DETERMINATION OF PwC’s REMUNERATION.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process, audit process and internal controls as more fully described in the written charter of the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon.
In the performance of its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2017 with management and with PricewaterhouseCoopers LLP. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit Committee has also received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence and considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining its independence.
Based on the review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.
February 20, 2018
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*
Chad A. Leat (Chair)
Walter L. Revell
John W. Chidsey
*
Ms. Pamela Thomas-Graham was appointed to our Audit Committee on April 23, 2018.

The foregoing report of our Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by our Company (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL
GENERAL MEETING OF SHAREHOLDERS
In order for a shareholder proposal to be eligible for inclusion in our proxy statement under the rules of the SEC for next year’s 2019 annual general meeting of shareholders, the written proposal must be received by the General Counsel and Assistant Secretary of our Company at our offices no later than December 28, 2018 and must comply with the requirements of Rule 14a-8 of the Exchange Act. If we change the date of the 2019 annual general meeting of shareholders by more than 30 days from the anniversary of this year’s meeting, shareholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2019 annual general meeting of shareholders.
Our bye-laws provide that in order for a shareholder proposal to be presented at our 2019 annual general meeting of shareholders, including shareholder nominations for candidates for election as directors, written notice to the General Counsel and Assistant Secretary of our Company of such shareholder proposal or director nomination must be received at our executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary date of the preceding annual general meeting of shareholders. This requirement is independent of and in addition to the notice required under SEC rules for inclusion of a shareholder proposal in our proxy materials. As a result, shareholders who intend to present proposals or director nominations at the 2019 annual general meeting of shareholders under these provisions must give written notice of the proposal to our General Counsel and Assistant Secretary no earlier than February 20, 2019, and no later than March 22, 2019. However, if the date of the 2019 annual general meeting of shareholders is a date that is more than 30 days before or more than 60 days after June 20, 2019, the anniversary date of the 2018 Annual General Meeting, notice by a shareholder of a proposal must be received no earlier than the close of business on the 120th day prior to the date of the 2019 annual general meeting of shareholders and no later than the close of business on the later of the 90th day prior to the 2019 annual general meeting of shareholders, or if the first public announcement of the 2019 annual general meeting of the shareholders is less than 100 days prior to such meeting date, the 10th day after the public announcement of such date.
Our bye-laws require that a shareholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our bye-laws will not be entertained at the 2019 annual general meeting of shareholders. Shareholders should contact our General Counsel and Assistant Secretary in writing at 7665 Corporate Center Drive, Miami, Florida 33126 to obtain additional information as to the proper form and content of shareholder nominations or proposals.
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by our Company on behalf of our Board. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit proxies personally or by telephone or other electronic means. None of these employees will receive any additional or special compensation for assisting us in soliciting proxies. We will, on request, reimburse banks, brokerage firms and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our ordinary shares and obtaining their voting instructions.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2017 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.
If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2017 Annual Report, or if you hold our ordinary shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717; or by telephone at 1-800-542-1061. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2017 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Financial Solutions, Inc., as indicated above.
If your ordinary shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2017 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of our ordinary shares sharing an address.
ANNUAL REPORT ON FORM 10-K
WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, UPON THE ORAL OR WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS BUT EXCLUDING THE EXHIBITS THERETO), AS FILED WITH THE SEC FOR OUR MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, 7665 CORPORATE CENTER DRIVE, MIAMI, FLORIDA 33126, OR BY TELEPHONE REQUEST TO (305) 436-4000.
ALL SHAREHOLDERS ARE URGED TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING AND VOTE IN PERSON. If you attend the Annual General Meeting and vote in person, your proxy will not be used.
By Order of the Board of Directors, Daniel S. Farkas Senior Vice President, General Counsel and Assistant Secretary
Miami, Florida
April 27, 2018

NORWEGIAN CRUISE LINE HOLDINGS LTD. NORWEGIAN CRUISE LINE HOLDINGS LTD.7665 CORPORATE CENTER DRIVEMIAMI, FL 33126 Vote 24 Hours a Day, 7 Days a Week by Internet, Telephone or Mail.VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 P.M. Eastern Daylight Time the day before thecut-off date or meeting date. Have your proxy card in hand when you accessthe web site and follow the instructions to obtain your records and to createan electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailingproxy materials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. Tosign up for electronic delivery, please follow the instructions above to vote usingthe Internet and, when prompted, indicate that you agree to receive or accessproxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date.Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. NORWEGIAN CRUISE LINE HOLDINGS LTD. The Board of Directors recommends you voteFOR the following: 1. Election of Class II Directors Nominees: For Against Abstain 1a. Adam M. Aron1b. Stella David1c. Mary E. Landry The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers 3. Ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") as our independent registered certified public accounting firm for the yearending December 31, 2018 and the determination of PwC's remuneration by the Audit Committee of the Board of Directors For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in fullcorporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E47789-P06561 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to Be Held on June 20, 2018:Our Proxy Statement and our 2017 Annual Report to Shareholders are available electronically atwww.nclhltdinvestor.com or at www.proxyvote.com.E47790-P06561NORWEGIAN CRUISE LINE HOLDINGS LTD.PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSFOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERSTO BE HELD ON JUNE 20, 2018The undersigned hereby appoints Faye Ashby and Howard Flanders, and each of them, as proxies for the undersigned, each with full power of substitution and with the authority in each to act in the absence of the other, to represent and to vote on behalf of the undersigned all the ordinary shares of Norwegian Cruise Line Holdings Ltd. which the undersigned is entitled to vote if personally present at the Annual General Meeting of Shareholders, to be held on June 20, 2018, and at any postponement or adjournment thereof, upon the proposals listed on the reverse side and all other matters coming before the meeting. The proposals listed on the reverse side are described in the Proxy Statement for the Annual General Meeting of Shareholders, which is being furnished to all shareholders of record as of the close of business on April 2, 2018.This proxy, when properly signed and returned, will be voted in the manner directed herein by the undersigned shareholder. If this proxy is properly signed and returned but no direction is given, this proxy will be voted "FOR" each of the nominees named in Proposal 1 and"FOR" each of Proposals 2 and 3. Whether or not direction is made, each of the proxies is authorized to vote in his or her discretion on such other business as may properly come before the Annual General Meeting of Shareholders or any postponement or adjournment thereof.YOUR VOTE IS IMPORTANT! PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU CHOOSE TO VOTE THESE ORDINARY SHARES BY TELEPHONE OR INTERNET, YOU DO NOT NEED TO RETURN THIS PROXY CARD.Continued and to be signed on reverse side